Exhibit 4.4

Executed Version

ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

OF

MEILI INC.

Dated as of July 17, 2018

Executed Version

7.		ASSIGNMENT AND AMENDMENT	23
	7.1.	Assignment	23
	7.2.	Amendment of Rights	23
8.		CONFIDENTIALITY AND NON-DISCLOSURE	24
	8.1.	Disclosure of Terms	24
	8.2.	Press Releases, Etc.	24
	8.3.	Permitted Disclosures	24
	8.4.	Legally Compelled Disclosure	24
	8.5.	Other Information	24
	8.6.	No Use of Name	24
	8.7.	Notices	25
9.		PROTECTIVE PROVISIONS	25
	9.1.	Approval of Sub-series of Preferred Shares	25
	9.2.	Approval of Xu HoldCo	26
	9.3.	Shareholder Approval	26
	9.4.	Special Director Approval	29
	9.5.	Approval of Qualified Public Offering	30
	9.6.	Termination	30
10.		UNITED STATES TAX MATTERS	30
	10.1.	Treatment as a Corporation	30
	10.2.	Tax Residency	30
	10.3.	PFIC	31
	10.4.	CFC	31
	10.5.	Record-Keeping	31
11.		OTHER UNDERTAKINGS	32
	11.1.	Certain Taxes	32
	11.2.	ESOP	33
	11.3.	Full Time Commitment	34
	11.4.	Non-compete	34
	11.5.	Reporting regarding Financial Services Business	35
	11.6.	Most Favored Nation Provision	35
	11.7.	Normal Business Activities	35
	11.8.	Dual-Class Voting	35
	11.9.	Waiver	36
	11.10.	Registration of Share Transfers by Mr. Xu	36
	11.11.	Corporate Practice	36
	11.12.	Onshore Equity Transfer and Resignation	36
12.		GENERAL PROVISIONS	37
	12.1.	Notices	37
	12.2.	Entire Agreement	37
	12.3.	Governing Law	37
	12.4.	Severability	37
	12.5.	Third Parties	38
	12.6.	Successors and Assigns	38
	12.7.	Interpretation; Captions	38
	12.8.	Counterparts	38
	12.9.	Adjustments for Share Splits, Etc.	38
	12.10.	Aggregation of Shares	38
	12.11.	Shareholders Agreement to Control	38
	12.12.	Dispute Resolution	39
	12.13.	Incorporation of Provisions from the Memorandum and Articles	39

Executed Version

13.		DEFINITION	39
	13.1.	Certain Definitions	39
	13.2.	Terms Defined Elsewhere	49

THIS ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of July 17, 2018, by and among:

(1) Meili Inc., an exempted limited liability company organized under the laws of the Cayman Islands (the “Company”);

(2) the Persons listed on Schedule A-1 hereto (each a “Key Group Company”);

(3) the individuals (the “Founders”) and companies (the “Founder HoldCos”) listed on Schedule A-2 hereto;

(4) the individuals (the “Additional Individual Parties”) and companies Controlled by such individuals (the “Additional Individual Party HoldCos”) listed on Schedule A-3 hereto; and

(5) the Persons listed on Schedule B-1 through Schedule B-15 hereto (excluding any Person who are also listed on Schedule A-2 or Schedule A-3), and each other entity who executes a counterpart of this Agreement and becomes a party hereto after the date hereof as contemplated under Section 2.2 of the Series C-3 SSA (as defined below) (collectively, the “Investors”).

Each Person listed above, together with any other Person who, after the date hereof, become party hereto pursuant to the terms hereof, are collectively referred to herein as the “Parties” and each individually as a “Party”.

RECITALS

(A) The Company, the Founders, the Founder HoldCos and certain Investors are among the parties to that Tenth Amended Shareholders Agreement, dated as of February 3, 2016 (the “Prior Shareholders Agreement”).

(B) On the date hereof, certain Investors have subscribed for from the Company, and the Company has issued and allotted to such Investors certain Series C-3 preferred shares pursuant to that Series C-3 Preferred Share Subscription Agreement, dated as of June 3, 2016, by and among the Company, certain Investors and other parties thereto (the “Series C-3 SSA”).

(C) On the date hereof and immediately after the Initial Closing, the Shareholders of the Company and their respective shareholding are as set forth in Schedule B-1 through Schedule B-15 hereto.

(D) Pursuant to Section 7.2 of the Prior Shareholders Agreement, the undersigned constitute the parties to the Prior Shareholders Agreement necessary to amend the Prior Shareholders Agreement and bind all parties thereto, and the Parties hereby agree to amend and restate the Prior Shareholders Agreement by entering into this Agreement on the terms and conditions set forth herein, which shall amend, restate, supersede and replace in its entirety the Prior Shareholders Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. INFORMATION RIGHTS; BOARD OF DIRECTORS; SENIOR MANAGEMENT

1.1. Information and Inspection Rights.

(a) Information Rights. The Company shall deliver to each Preferred Holder (other than any Company Competitor and Mr. Xu and his Affiliates) who, together with its Affiliates, hold Preferred Shares (including Ordinary Shares issued upon the conversion of Preferred Shares) that represent at least three percent (3%) of the share capital of the Company (on an as-converted and fully-diluted basis) (each such holder, subject to Section 1.1(d), an “Information Rights Holder”):

(i) audited annual consolidated financial statements of the Company, within one hundred and twenty (120) days after the end of each fiscal year of the Company;

(ii) unaudited monthly consolidated financial statements of the Company, within thirty (30) days of the end of each month;

(iii) unaudited quarterly consolidated financial statements of the Company, within thirty (30) days of the end of each quarter;

(iv) an annual consolidated budget of the Company for the following fiscal year, at least thirty (30) days prior to the beginning of such fiscal year of the Company;

(v) a quarterly consolidated budget (including a capital expenditure plan) of the Company for the following quarter, at least five (5) days before the beginning of such fiscal quarter; and

(vi) copies of all documents or other written information sent by any Group Company to any Shareholder.

All financial statements to be provided pursuant to this Section 1.1(a) shall include an income statement, a balance sheet and a cash flow statement for the relevant period and items (ii) and (iii) above shall be prepared in accordance with the Applicable Accounting Standard. All audits of the Group Companies shall be performed by a “Big 4” accounting firm or another internationally reputable accounting firm approved in accordance with Section 9.3(xiii).

(b) Certain Information for Mr. Xu. In the event that Mr. Xu proposes to sell all or a portion of the Shares beneficially owned by him to a third party, subject to (i) Mr. Xu’s compliance with the applicable provisions of Sections 4 and 5, (ii) the proposed purchaser of such Shares having entered into a customary confidentiality agreement with the Company, and (iii) the prior written consent of Mr. Chen (which consent will not be unreasonably withheld, conditioned or delayed), the Company will make available to the proposed purchaser of such Shares such information of the Company as reasonably necessary and customary for such proposed purchaser to evaluate the proposed sale and purchase of such Shares.

(c) Inspection Rights. Each Information Rights Holder shall have the right to (i) inspect, at its sole expense, facilities and books and records of any Group Company, and (ii) discuss the business, operations and financial conditions of any Group Company with the directors, officers, employees, accountants, financial advisors and legal counsel of such Group Company, in each case, at any time during regular working hours on reasonable prior notice to the Company and in a manner so as not to interfere with the normal business operations of such Group Company; provided, however, that no advisor of any Group Company shall be obligated to disclose any information protected under attorney-client privilege to any Information Rights Holder.

(d) No HIGO Investment. Each Investor undertakes in favor of the Company and the Founders that, for so long as it and its Affiliates collectively hold Preferred Shares (including Ordinary Shares issued upon the conversion of Preferred Shares) that represent at least three percent (3%) of the share capital of the Company (on an as-converted and fully-diluted basis) or otherwise is entitled to any right specified under Section 1.1(a), Section 1.1(b) or Section 1.1(c), such Investor will not, and shall ensure that its Affiliates and investment funds advised or managed by it or its Affiliates do not, directly or indirectly, make any HIGO Investment without the prior written consent of Mr. Chen. An Investor who breaches the provisions of this Section 1.1(d) shall cease to be an Information Rights Holder, and shall cease to have any rights under Section 1.1(a), Section 1.1(b) and Section 1.1(c), from and after the date of such breach, without prejudice to any remedies available to Company and the Founders in respect of such breach.

1.2. Board of Directors.

(a) The Company’s Memorandum and Articles shall provide that the Company’s board of directors (the “Board”, and each member of the Board, a “Director”) shall consist of twelve (12) members (exclusive of alternate Directors), which number of members shall not be changed except pursuant to an amendment to the Memorandum and Articles.

(b) Each of TBP, Qiming, BAI, Hillhouse, Pingan and Tencent shall be entitled to appoint and remove one (1) Director (each a “Preferred Director” and collectively the “Preferred Directors”), provided, however, that in the event that any of the foregoing enumerated Persons ceases to hold, together with its Affiliates, at least six percent (6%) of the Company’s outstanding share capital (on an as-converted and fully-diluted basis), (i) such Person shall cease to be entitled to the right to appoint and remove any Preferred Director pursuant to this Section 1.2(b), (ii) the Company shall have the right to immediately remove from the Board the Preferred Director previously appointed by such Person, and (iii) the Parties shall consult with each other in good faith on whether and how to fill such vacancy.

(c) The holders of a majority in voting power of (i) the outstanding Ordinary Shares (excluding any Class B Ordinary Shares and any Ordinary Shares issued upon the conversion of any Preferred Shares) and (ii) the outstanding Preferred Shares (and Ordinary Shares issued upon the conversion of any Preferred Shares), but excluding the Preferred Shares (and Ordinary Shares issued upon the conversion of any Preferred Shares) held by any of TBP, Qiming, BAI, Hillhouse, Pingan and Tencent (and their respective Affiliates for so long as such Person is entitled to the right to appoint and remove any Preferred Director pursuant to Section 1.2(b) ((i) and (ii) voting together as a separate and single class on an as-converted basis) shall have the right to appoint and remove six (6) directors to the Board (the “Ordinary Directors” and each an “Ordinary Director”). Mr. Chen shall be among the initial Ordinary Directors, and shall, so long as he is an Ordinary Director, serve as the chairman of the Board (the “Chairman”) until and unless a majority of the Ordinary Directors determine otherwise. The Chairman shall have an additional vote in respect of (i) any matter that requires approval by at least a majority of the Directors attending and voting in the meeting either in person or by proxy, if the number of affirmative votes (not counting such additional vote of the Chairman) is equal to the number of dissenting votes in respect of such matter, and (ii) any matter that requires approval by at least a majority of the Directors then in office, if there are six (6) affirmative votes (including the Chairman’s vote but not counting his additional vote) in respect of such matter. The Chairman may invite any number of individuals (including without limitation members of management and representatives of legal counsel to the Company) as the Chairman may deem appropriate or desirable to be present at any meeting of the Directors or a portion thereof, provided, however, that any such individual so invited (i) shall be subject to appropriate confidentiality obligations to the Company, (ii) shall not be entitled to vote on any matter at such meeting, and (iii) shall not, unless expressly permitted by the Chairman in his sole discretion, participate in any discussion at such meeting.

(d) The board of directors of each of the Group Companies shall be appointed and removed by the Board, or as otherwise agreed upon by the Parties, provided, however, that as soon as reasonably practicable after the written request of any Party with respect to any Group Company, the board of directors of such Group Company shall, to the maximum extent practicable and permissible by law, be comprised of the same individuals who are Directors of the Company.

(e) The Company shall establish a compensation committee of the Board (the “Compensation Committee”) at a time determined by the Board. The Compensation Committee shall initially consist of three (3) members, which number of members shall not be changed except pursuant to a resolution of the Board approved by a majority of the Directors, including all Preferred Directors. The Compensation Committee shall be responsible for evaluating and recommending to the Board all matters related to the Company’s annual compensation and/or bonus plan, share option plan, and employee-related compensation matters (including without limitation the compensation of the Company’s senior management). All approvals of the Compensation Committee shall be by majority vote of the members thereof.

1.3. Senior Management. Mr. Chen shall be appointed the Chief Executive Officer of the Company (the “CEO”) and shall serve as the CEO until his voluntary resignation or removal by the Board as such pursuant to Section 9.4(xii). Subject to Section 9.3(xviii) and Section 9.4(xii), the CEO shall be entitled to appoint and remove all management positions of the Group Companies.

1.4. Termination. This Section 1 shall automatically terminate upon the consummation of a Qualified Public Offering.

2. REGISTRATION RIGHTS

2.1. Applicability of Rights. The Holders shall be entitled to the following rights with respect to any proposed public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably equivalent or analogous rights (to the extent required to sell listed equity securities) with respect to any other offering of the Company’s securities in Hong Kong or any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2.2. Demand Registration.

(a) Request by Holders. If the Company shall, at any time after the earlier of (i) December 31, 2019 or (ii) six (6) months following the closing of a Qualified Public Offering, receive a written request from Holders that the Company file a registration statement under the Securities Act with respect to Registrable Securities held by such Holders, which Registrable Securities shall constitute at least 10% of the Registrable Securities then Outstanding, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.2; provided that the Company shall not be obligated to effect any such registration if (i) the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.2 or Section 2.4 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.3, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.3(a), (ii) such registration would not be expected to have a an aggregate offering price of at least US$500,000,000, or (iii) the Company has already effected two (2) registrations pursuant this Section 2.2. For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent Government Authority in the applicable non-U.S. jurisdiction. In addition, “Form F-3” shall be deemed to refer to Form S-3 or any comparable form under the U.S. securities laws in the condition that the Company is not at that time eligible to use Form F-3.

(b) Underwriting. If the Holders initiating the registration request under this Section 2.2 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by at least a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of at least a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then Outstanding held by each such Holder requesting registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration, including, without limitation, all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any person who is an employee, officer or director of the Company or any Subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.2, a certificate signed by the President or CEO stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its Shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such ninety (90) day period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

2.3. Piggyback Registrations.

(a) The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Underwriting. If a registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each Holder requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any person who is an employee, officer or Director of the Company (or any Subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Not Demand Registration. Registration pursuant to this Section 2.3 shall not be deemed to be a demand registration as described in Section 2.2 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.3.

2.4. Form F-3. In case the Company shall receive from any Holder or Holders of 10% of the Registrable Securities then Outstanding a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.4(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i) if Form F-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at a proposed aggregate offering price to the public of less than US$500,000,000;

(iii) if the Company shall furnish to the Holders a certificate signed by the CEO or Chairman stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided that the Company shall not register any of its other shares during such ninety (90) day period;

(iv) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.2(b) and 2.3(b); or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, the Company shall file a Form F-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

(c) Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.4 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.2(b) shall apply to such registration.

2.5. Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.2, 2.3 or 2.4 (but excluding Selling Expenses) and the expenses incurred by a Holder upon the Company’s or an underwriter’s request shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2.2, 2.3 or 2.4 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of at least a majority of the Registrable Securities to be registered, unless the Holders of at least 51% of the Registrable Securities then Outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.2; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.2.

2.6. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any free writing prospectus (as defined in Rule 405 of the Securities Act), in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. As soon as reasonably practicable at the request of any such Holder of Registrable Securities, file and furnish to all such Holders of Registrable Securities a supplement or amendment to such prospectus or free writing prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

(g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to at least a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to at least a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.7. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

2.8. Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law in connection with any Registration, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, for such Registration;

(ii) the omission or alleged omission to state in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, for such Registration, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with such Registration;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling Person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, Liability or action; provided, however, that the indemnity agreement contained in this subsection 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, Liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, Liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling Person of such Holder.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its Directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such Director, officer, legal counsel, controlling Person, underwriter or such other Holder, partner or director, officer or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law in connection with any Registration, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such Registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such Director, officer, controlling Person, underwriter or other Holder, partner, officer, Director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, Liability or action; provided, however, that the indemnity agreement contained in this subsection 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, Liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 2.8(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of Liability to the indemnified party under this Section 2.8 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any Liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.8; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related Persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all Liability in respect to such claim or litigation.

2.9. Termination of the Company’s Obligations. The Company shall have no obligations pursuant to Sections 2.2, 2.3 and 2.4 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 2.2, 2.3 or 2.4, and the Registration rights set forth in this Section 2 with respect to any Registrable Securities proposed to be sold by a Holder shall terminate and be of no further force or effect, after the fifth (5th) anniversary of the Qualified Public Offering, or, if, in the opinion of counsel to the Company (which opinion shall be provided to the Holders in advance for confirmation), all such Registrable Securities proposed to be sold by such Holder may then be sold without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act.

2.10. No Registration Rights to Third Parties. Without the prior written consent of the holder(s) of at least eighty percent (80%) of the Preferred Shares then outstanding (calculated on an as-converted basis), the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

2.11. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering (the “IPO”)), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

2.12. Market Stand-Off. Each Party agrees that, so long as it holds any voting securities of the Company, upon request by the underwriters managing the IPO and to the extent necessary for a successful IPO, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to Affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such IPO or the pricing date of such IPO, as may be requested by the underwriters. The Company shall use commercially reasonable efforts to take all steps to shorten such lock-up period. The foregoing provision of this Section 2.12 shall be subject to any exceptions that any Holder and the applicable underwriter may agree on, shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all other Shareholders of the Company enter into similar agreements, and if the Company or any underwriter releases any other Shareholder from his, her or its sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities to execute prior to a public offering a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.12. All market stand-off agreements entered into by the Holders shall permit such Holders to transfer their Registrable Securities to their respective Affiliates so long as the transferees enter into the same market stand-off agreement. All market stand-off agreements entered into by the Holders shall not apply to the securities acquired by such Holders through open market transactions.

2.13. IPO Purchase Right. Subject to Applicable Law, Hillhouse and Tencent shall have the right to purchase or direct their respective Affiliates (including investment funds, Persons or accounts under the management of Hillhouse, Tencent or their respective Affiliates) to purchase, at its option, at the final price per share (not including underwriting discounts and commissions) set forth in the Company’s final prospectus with respect to an IPO, up to the number of the Ordinary Shares of the Company offered in the IPO that enables Tencent and/or Hillhouse, as applicable, to maintain their respective aggregate percentage ownership interests in the Company immediately prior to the consummation of the IPO.

3. RIGHT OF PARTICIPATION; CERTAIN RESTRICTION ON ISSUANCE.

3.1. General. Each of the Founder HoldCos and Preferred Holders (and their respective Permitted Transferees to whom rights under this Section 3.1 have been duly assigned in accordance with Section 7) (each a “Participation Rights Holder”) shall have the right of first refusal to subscribe up to such Participation Rights Holder’s Pro Rata Share of any New Securities that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).

3.2. Procedures.

(a) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have fifteen (15) Business Days from the date of receipt of any such First Participation Notice to elect to subscribe up to such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be subscribed (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails or declines to so elect within such fifteen (15) Business Day period to subscribe such Participation Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to subscribe that part of its Pro Rata Share of such New Securities that it did not elect to subscribe.

(b) Second Participation Notice; Oversubscription. If any Participating Rights Holder fails or declines to exercise its Right of Participation to subscribe all of its Pro Rata Share of the New Securities in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to each other Participating Rights Holder who has exercised its Right of Participation in full (each, a “Right Participant” and collectively, the “Right Participants”) in accordance with subsection (a) above. Each Right Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to subscribe more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days after such telephone notice. If, as a result thereof, the total Additional Number the Right Participants (the “Oversubscribing Right Participants”) propose to subscribe exceeds the total number of the remaining New Securities that are subject to the Right of Participation available for subscription in such oversubscription (“Overallotment New Securities”), each Oversubscribing Right Participant shall only be entitled to subscribe such number of Overallotment New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the Overallotment New Securities available for oversubscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully diluted and as-converted basis, and not including any Class B Ordinary Shares) held by such Oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully diluted and as-converted basis, and not including any Class B Ordinary Shares) held by all the Oversubscribing Right Participants. Each Right Participant who has exercised its right to subscribe the Additional Number shall be obligated to subscribe such number of New Securities as determined by the Company pursuant to this Section 3.2(b) and the Company shall so notify the Right Participants within fifteen (15) Business Days following the date of the Second Participation Notice.

3.3. Failure to Exercise. If any portion of the New Securities have not been subscribed pursuant to the exercise of the Right of Participation in accordance with Section 3.2 before the expiration of the Second Participation Period, or in the event no Participation Rights Holder exercises the Right of Participation within fifteen (15) days following the issuance of the First Participation Notice, the Company shall have ninety (90) days thereafter (as may be extended in order to obtain required regulatory approvals) to complete the issue of such portion of the New Securities described in the First Participation Notice with respect to which the Right of Participation hereunder was not exercised at the same or a higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders in accordance with this Section 3.

3.4. Compliance with Applicable Laws. The exercise of the Right of Participation and the subscription for any New Securities by the Participation Rights Holders pursuant to this Section 3 shall be in compliance with all Applicable Laws in all material respects.

3.5. Certain Restriction Relating to Tencent Competitors. Notwithstanding anything to the contrary in this Agreement, for so long as Tencent and its Affiliates collectively hold Preferred Shares (or Ordinary Shares issued upon conversion of Preferred Shares) constituting not less than one-half (1/2) (determined on an as-converted basis) of the Preferred Shares held by it as of the date hereof, without the specific prior written consent of Tencent (in its sole and absolute discretion), none of the Parties shall and the Parties shall cause their respective Affiliates not to, directly or indirectly, enter into any agreement for, or consummate, any Covered Transaction with a Tencent Competitor. For purpose of this Section 3.5, “Covered Transaction” means (i) any issuance or Transfer of equity or debt securities (including any securities convertible into, exercisable for or exchangeable for such equity securities) of any Group Company, other than, (A) following a Qualified Public Offering and solely with respect to Parties that are shareholders of the Company, the sale of equity or debt securities of the Company pursuant to brokers’ transactions (as defined in Rule 144(g) promulgated under the Securities Act), and (B) in or following a Qualified Public Offering, any issuance or sale of equity or debt securities of the Company by the Company or any shareholder of the Company pursuant to a registration statement or an exemption from registration that in each case does not involve solicitations specifically directed at any Tencent Competitor or agreements with any Tencent Competitor (or a person acting on behalf of any Tencent Competitor), provided, however, that with respect to any public offering involving one or more investment banks acting as underwriters, initial purchasers or other similar roles, solicitations specifically directed at any Tencent Competitor shall be deemed not to be involved so long as the Company and any selling shareholders have instructed such investment bank(s) in writing not to solicit or sell securities of the Company to any entity specifically named in the definition of “Tencent Competitor” or any persons readily known by such investment bank(s) to be a Tencent Competitor, or (ii) any Trade Sale (provided that for purposes of this Section 3.5, the exception in clause (i) in the definition of Trade Sale shall not apply). For the avoidance of doubt, no Party that has issued or Transferred securities of the Company to a buyer in compliance with this Section shall be deemed to be in breach of this Section solely because the buyer subsequently Transfers those securities to a Tencent Competitor, unless the Party knew at the time of its issuance or Transfer of such securities that any Transfer by the buyer to a Tencent Competitor was specifically intended.

3.6. Termination. Section 2.13 and Section 3 (other than Section 3.5) shall automatically terminated upon the consummation of a Qualified Public Offering.

4. GENERAL TRANSFER RESTRICTIONS

4.1. Restrictions on Founders. None of the Founders, the Founder HoldCos and/or their Permitted Transferees shall, without the Relevant Majority Approval, directly or indirectly, sell, assign, transfer, exchange, pledge, hypothecate, mortgage, encumber or otherwise dispose of through one or a series of transactions (“Transfer”) any Equity Securities or any securities in any Group Company beneficially owned by him. Without prejudice to the foregoing sentence, any direct or indirect Transfer of Equity Securities or any securities in any Group Company beneficially owned by a Founder, any Founder HoldCo and/or their Permitted Transferees shall also comply with the right of first refusal procedures set forth in Section 5 and the co-sale procedures set forth in Section 6 (and, in such case, the Selling Shareholder for purpose of Section 5 shall be the applicable Founder HoldCo and the ROFR Holders for purpose of Section 5 shall be the Preferred Holders).

4.2. Restrictions on Mr. Xu. Mr. Xu shall not, without the prior written consent of Mr. Chen, directly or indirectly, Transfer any Equity Securities beneficially owned by him if such Transfer would cause the transferee (together with any Affiliates of such transferee) to beneficially own more than three percent (3%) of the share capital of the Company (on an as-converted and fully-diluted basis). Without prejudice to the foregoing sentence, any direct or indirect Transfer of Equity Securities beneficially owned by Mr. Xu shall also comply with the right of first refusal procedures set forth in Section 5 (and, in such case, the Selling Shareholder for purpose of Section 5 shall be the Xu HoldCo and the ROFR Holder for purpose of Section 5 shall be the Company). For the avoidance of doubt, any Equity Securities beneficially owned by Mr. Xu and (i) pledged in favor of Tencent or any of its Affiliates in connection with the HIGO Loans or (ii) transferred to Tencent or the Company pursuant to the Series C-2 Subscription Agreement to satisfy his indemnification or contribution obligations thereunder shall not be subject to restrictions in this Section 4.2 and Section 5.

4.3. Restrictions on TSJ Shareholders. Any direct or indirect Transfer of Equity Securities by a TSJ Shareholder shall comply with the right of first refusal procedures set forth in Section 5 (and, in such case, the Selling Shareholder for purpose of Section 5 shall be such TSJ Shareholder and the ROFR Holders for purpose of Section 5 shall be the Founder HoldCos).

4.4. Exempt Transfers. Notwithstanding anything to the contrary contained herein, the restrictions on Transfer set forth in Sections 4.1, 4.2, 4.3, 5 and 6 shall not apply to any Transfer of Equity Securities (a) to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship with its employee or a service provider; (b) to the lineal descendant or antecedent, brother or sister, adopted child or adopted grandchild, spouse or ex-spouse of the transferor, to trusts for the benefit of such persons or the holder himself or herself, or to such persons or entities for bona fide tax or estate planning purposes; and (c) if the transferor is not a Founder or an Affiliate of a Founder, to an Affiliate of such transferor, and if the transferor is a Founder or an Affiliate of a Founder, to a wholly-owned Subsidiary of such Founder (each transferee pursuant to the foregoing subsections (a) to (c), a “Permitted Transferee”); provided that adequate documentation therefor is provided to the Company and Preferred Holders and Section 4.10 is complied with; provided, further, that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereof.

4.5. Restrictions on Transfer to Company Competitors. No Shareholder shall, without the prior written consent of the Board, directly or indirectly, Transfer any Equity Securities held by such Shareholder to any Company Competitor. Notwithstanding the foregoing, if any Shareholder has validly exercised its right to have its Preferred Shares redeemed by the Company pursuant to the applicable provisions of the Memorandum and Articles but the Company shall have failed to complete such redemption within 180 days thereafter, the transfer restriction under this Section 4.5 shall cease to apply to such Shareholder upon the expiration of such 180-day period.

4.6. Restrictions Relating to Operating Companies. Except as specifically contemplated herein, in the other Transaction Documents, or in the Strategic Transaction Documents (in particular, the Restated Controlling Documents), each of the Founders and the Additional Individual Parties shall not, and shall not cause or permit any other Person to, directly or indirectly, Transfer any equity interest held or Controlled by him in the Operating Companies to any Person other than in accordance with the terms of the Restated Controlling Documents or otherwise with the Relevant Majority Approval. Any Transfer or issuance in violation of this Section 4.6 shall be void and no Operating Company shall effect such Transfer or issuance nor will it treat any alleged recipient as the holder of such equity interest.

4.7. Restrictions on Indirect Transfers. The transfer restrictions set forth in this Section 4 shall not be capable of being avoided by the holding of Equity Securities indirectly through a company or other entity that can itself be sold or transferred in order to dispose of an interest in Equity Securities free of such restrictions. Any Transfer or other disposal of any direct or indirect shares (or other interest) in a holder of Equity Securities or of any company (or other entity) holding shares directly or indirectly in a holder of Equity Securities shall be treated as being a Transfer of the Equity Securities held by such holder of Equity Securities (as applicable), and the provisions of this Section 4 shall thereupon apply in respect of the Equity Securities so held.

4.8. Legend. Each certificate representing the Shares shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

Each Party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing such legend to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.

4.9. Compliance with Applicable Laws and Notification to the Company. Any Transfer of any Equity Securities held by any Shareholder pursuant to this Section 4 shall be made in compliance with all Applicable Laws. Each Shareholder shall notify the Company in writing reasonably in advance of any proposed Tax filings with PRC Tax Government Authority in respect of any Transfer of Equity Securities held by such Shareholder, and shall consult reasonably with the Company and, if applicable, the Company’s Tax advisor in respect of such proposed Tax filings.

4.10. Accession to this Agreement. Each Party agrees that, if any Party Transfers any Shares to any Person, such Party shall cause such transferee to execute a deed of accession substantially in the form attached hereto as Exhibit I and become a party to, and to be bound by, this Agreement, assuming all the rights and obligations of such transferring Party under this Agreement with respect to the Shares to be transferred.

4.11. Transfers in Violation. Any attempt by a Party to Transfer any Equity Securities in violation of this Section 4 shall be void and the Company shall not effect such Transfer nor will it treat any alleged transferee as the holder of such Equity Securities.

4.12. Termination. This Section 4 shall automatically terminate upon the consummation of a Qualified Public Offering.

5. RIGHT OF FIRST REFUSAL

5.1. Sale of Shares; Notice of Sale. If any Person proposes to directly or indirectly Transfer any Equity Securities and such Transfer is subject to the provisions of this Section 5 pursuant to Sections 4.1, 4.2 or 4.3, as applicable (such Person, a “Selling Shareholder”), then the Selling Shareholder shall promptly give written notice of such proposed Transfer (the “Transfer Notice”) to each Person who has a right of first refusal with respect to such proposed Transfer pursuant to Sections 4.1, 4.2 or 4.3, as applicable (each, a “ROFR Holder”). The Transfer Notice shall describe in reasonable detail the proposed Transfer, including, without limitation, the number of Equity Securities to be sold or transferred (the “Offered Shares”), the nature of such Transfer, the consideration to be paid and the material terms and conditions upon which the proposed Transfer is to be made, and the name and address of each prospective transferee.

5.2. Right of First Refusal.

(a) Each ROFR Holder shall have the right to elect to purchase all or any part of its ROFR Pro Rata Share of the Offered Shares set out in the Transfer Notice, at the same price and subject to the same material terms and conditions as described in the Transfer Notice, exercisable by notifying the Selling Shareholder and the Company in writing within thirty (30) days (or, if the Selling Shareholder is the Xu HoldCo, ten (10) Business Days) after receipt of the Transfer Notice (the “First Refusal Period”) as to the number of such Offered Shares that it wishes to purchase. For purpose of this Section 5.2, the “ROFR Pro Rata Share” of the Offered Shares of a ROFR Holder shall be equal to the product obtained by multiplying (i) the aggregate number of the Offered Shares by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such ROFR Holder at the time of the Transfer Notice and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) owned by all ROFR Holders at the time of the Transfer Notice, provided, however, that where the Selling Shareholder is a Founder, any Ordinary Share that is not converted from a Preferred Share shall be disregarded in the calculation of both the numerator and the denominator referred to in sub-section (ii). A ROFR Holder shall not have a right to purchase any of the Offered Shares unless it exercises its right of first refusal within the First Refusal Period to purchase up to all of its ROFR Pro Rata Share of the Offered Shares in accordance with this Section 5.2(a).

(b) To the extent that there is more than one ROFR Holder and any ROFR Holder does not exercise its right of first refusal to the full extent of its ROFR Pro Rata Share of the Offered Shares, the Selling Shareholder shall deliver a written notice (the “Second Notice”) within five (5) days after the expiration of the First Refusal Period to each ROFR Holder that elected to purchase its entire ROFR Pro Rata Share of the Offered Shares (an “Exercising ROFR Holder”). The Exercising ROFR Holders shall have a right of re-allotment, and may exercise such additional right to purchase such unpurchased Offered Shares by notifying the Selling Shareholder and the Company in writing within ten (10) days after receipt of the Second Notice (the “Re-allotment Period”) of the number of such unpurchased Offered Shares that it proposes to purchase (the “Re-allotment Share Number”); provided, however, that if the Exercising ROFR Holders desire to purchase in aggregate more than the number of such unpurchased Offered Shares, then the number of such unpurchased Offered Shares allocated to each such Exercising ROFR Holder shall be the lesser of (x) the Re-allotment Share Number and (y) such Exercising ROFR Holder’s ROFR Pro Rata Share of the number of such unpurchased Offered Shares.

(c) Within ten (10) days after expiration of the First Refusal Period or, in the event that any ROFR Holder has exercised its right of first refusal as to part but not all of the Offered Shares, the Re-allotment Period, the Selling Shareholder will give written notice (the “First Refusal Expiration Notice”) to each ROFR Holder specifying either (i) that all of the Offered Shares were subscribed by the ROFR Holders exercising their rights of first refusal or (ii) that the ROFR Holders have not subscribed for all of the Offered Shares, in which case the First Refusal Expiration Notice will, if applicable, specify the number of remaining Offered Shares (that were not so subscribed) for the purpose of the co-sale rights described in Section 6.

(d) Purchase Price. The purchase price for the Offered Shares to be purchased by ROFR Holders exercising its or their right of first refusal will be the price set forth in the Transfer Notice, and will be payable as set forth in Section 5.2(e). If the purchase price set forth in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith, which determination will be binding upon the ROFR Holders and the Selling Shareholder, absent fraud or error.

(e) Payment. Payment for the Offered Shares to be purchased by the ROFR Holders exercising its or their right of first refusal shall be made by check or wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Shares to be purchased at the place agreed by the relevant ROFR Holder and the Selling Shareholder or at the registered address of the MGJ OpCo absent such agreement and at the time of the scheduled closing therefor (on which date the Company shall deliver an updated register of members and issue a share certificate to such ROFR Holder reflecting the Offered Shares it has purchased).

(f) Rights of a Selling Shareholder. If any ROFR Holder exercises its right of first refusal to purchase the Offered Shares, then, upon the date of closing of such sale to such ROFR Holder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except for the right to receive payment for such Offered Shares from such ROFR Holder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to such ROFR Holder and provide the relevant duly signed instrument of transfer to such ROFR Holder. Notwithstanding the foregoing, if any ROFR Holder exercises its right of first refusal to purchase the Offered Shares, but the relevant share transfer is not consummated within sixty (60) days after the date of the Transfer Notice (due to the reasons attributable to such ROFR Holder) or if such ROFR Holder defaults on its payment obligation thereunder, such ROFR Holder shall be deemed to have waived its right of first refusal hereunder with respect to such Offered Shares (and such Offered Shares only).

(g) Right to Transfer. If the Selling Shareholder is not a Founder HoldCo, to the extent the ROFR Holders do not elect to purchase all of the Offered Shares in accordance with Section 5, then, the Selling Shareholder may, not later than ninety (90) days following delivery of the Transfer Notice (as may be extended in order to obtain required regulatory approvals), conclude a transfer of the remaining Offered Shares covered by the Transfer Notice and not elected to be purchased by the ROFR Holders pursuant to Section 5, which shall be on substantially the same (and in any event no more favorable to the purchaser) terms and conditions as those described in the Transfer Notice. Any proposed transfer of such Offered Shares on terms and conditions which are materially different from, or more favorable to the purchaser than, those described in the Transfer Notice, or in the event the Selling Shareholder does not consummate the sale of such Offered Shares within such ninety (90) day period (as may be extended in order to obtain required regulatory approvals), any subsequent proposed transfer of such Offered Shares or any other Shares by the Selling Shareholder, shall again be subject to the right of first refusal of the ROFR Holders and shall require compliance by the Selling Shareholder with the procedures described in Section 5.

5.3. Termination. This Section 5 shall automatically terminate upon the consummation of a Qualified Public Offering.

6. CO-SALE RIGHT

6.1. Co-Sale Right. If the Selling Shareholder is a Founder HoldCo, to the extent that any ROFR Holder has not exercised its right of first refusal with respect to all the Offered Shares under Section 5, then such ROFR Holder shall have the right, exercisable by providing written notice to the Selling Shareholder, the Company and each other ROFR Holder (the “Co-Sale Notice”) within twenty (20) days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the remaining Offered Shares not elected to be purchased by ROFR Holders pursuant to Section 5 on the same terms and conditions as set forth in the Transfer Notice (or on terms and conditions no less favorable to the Selling Shareholder). The Co-Sale Notice shall set forth the number of Shares (on both an absolute and an as-converted basis) that such participating ROFR Holder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such ROFR Holder. To the extent one or more of the ROFR Holders exercise such right of participation in accordance with the terms and conditions set forth in this Section 6.1, the number of Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each ROFR Holder shall be subject to the following terms and conditions:

(a) Co-Sale Pro Rata Portion. Each ROFR Holder may sell up to a number of Preferred Shares (including for such purpose any Ordinary Shares issued upon conversion of Preferred Shares) held by it which are convertible or converted, as applicable, into that number of Ordinary Shares equal to the product obtained by multiplying (x) the aggregate number of the remaining Offered Shares not purchased pursuant to Section 5 by (y) a fraction, the numerator of which is the number of Ordinary Shares into which such ROFR Holder’s Preferred Shares are convertible or have been converted, as applicable, at the time of the sale or transfer, and the denominator of which is the sum of (i) the number of Ordinary Shares (on an as-converted basis) owned by the Selling Shareholder and (ii) the number of Ordinary Shares into which all ROFR Holders’ Preferred Shares are convertible or have been converted, as applicable (such fraction, the “Co-Sale Pro Rata Portion”). To the extent that any ROFR Holder does not participate in the sale to the full extent of its Co-Sale Pro Rata Portion, the Selling Shareholder and the participating ROFR Holders shall, within ten (10) days after the end of such Co-Sale Right Period, make such adjustments to the Co-Sale Pro Rata Portion of each participating ROFR Holder so that any remaining Offered Shares may be allocated to other participating ROFR Holders on a pro rata basis.

(b) Transferred Shares. Each participating ROFR Holder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, together with the duly signed instrument of transfer, which represent:

(i) the number of Ordinary Shares which such ROFR Holder elects to sell;

(ii) that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such ROFR Holder elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such ROFR Holder shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in Subsection 6.1(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(iii) a combination of the above.

(c) Payment to ROFR Holders. The share certificate or certificates that each participating ROFR Holder delivers to the Selling Shareholder pursuant to Section 6.1(b) shall be transferred to the prospective purchaser in consummation of the sale of the Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such ROFR Holder that portion of the sale proceeds to which such ROFR Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuse to purchase any Shares from a ROFR Holder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such Shares from such ROFR Holder for the same consideration (or consideration which is no less favorable to the Selling Shareholder) and on the same terms and conditions (or terms and conditions no less favorable to the Selling Shareholder) as described in the Transfer Notice.

(d) Right to Transfer. To the extent the ROFR Holders do not elect to purchase all of the Offered Shares in accordance with Section 5, then, subject to the co-sale right of the ROFR Holders under this Section 6, the Selling Shareholder may, not later than ninety (90) days following delivery of the Transfer Notice (as may be extended in order to obtain required regulatory approvals), conclude a transfer of the remaining Offered Shares covered by the Transfer Notice and not elected to be purchased by the ROFR Holders pursuant to Section 5, which shall be on substantially the same (and in any event no more favorable to the purchaser) terms and conditions as those described in the Transfer Notice. Any proposed transfer of such Offered Shares on terms and conditions which are materially different from, or more favorable to the purchaser than, those described in the Transfer Notice, or in the event the Selling Shareholder does not consummate the sale of such Offered Shares within such ninety (90) day period (as may be extended in order to obtain required regulatory approvals), any subsequent proposed transfer of such Offered Shares or any other Shares by the Selling Shareholder, shall again be subject to the right of first refusal and the co-sale right of the ROFR Holders and shall require compliance by the Selling Shareholder with the procedures described in Section 5 and Section 6.

6.2. Termination. This Section 6 shall automatically terminate upon the consummation of a Qualified Public Offering.

7. ASSIGNMENT AND AMENDMENT

7.1. Assignment. Notwithstanding anything herein to the contrary, no rights of any Investor under this Agreement may be assigned except as set forth in this Section 7.1:

(a) Information Rights; Registration Rights. The Information and Inspection Rights under Section 1.1 may be assigned to any holder of Preferred Shares (other than a Competitor), and the registration rights of the Holders under Section 2 may be assigned to any Holder or to any Person acquiring Registrable Securities in connection with a transfer of Registrable Securities; provided, however, that in either case no Person may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided, further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

(b) Rights of Participation; Right of First Refusal; Co-Sale Rights. The rights of the Participation Rights Holder and the ROFR Holders under Sections 3, 4, 5 and 6 may be assigned to any Person (other than a Company Competitor) in connection with a Transfer of Shares by the Participation Rights Holder or the ROFR Holder, as applicable; provided, however, that no Person may be assigned such rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided, further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

7.2. Amendment of Rights. Subject to Sections 9.1, 9.2 and 9.3, any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by (i) the written consent of the Company; (ii) the Relevant Majority Approval; provided that, if such amendment adversely affects any holder of any Preferred Shares in a manner not so affecting any other holder of Preferred Shares, the written consent of such affected holder is also required for such amendment; provided, further, that any holder of Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Preferred Shares; and (iii) the written consent of holders of a majority in voting power of the Ordinary Shares; provided, however, that any holder of Ordinary Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Ordinary Shares. Notwithstanding anything to the contrary in this Agreement, (x) the Company may update the list of Company Competitors set forth in Schedule D from time to time by written notice to the Investors, provided, however, that the Board shall have first approved such update and the Company may not update such list more than once in any calendar year, and such list in any event shall not contain more than five (5) Persons; and (y) any provision in this Agreement that specifically gives a right, preference, privilege or power to a named Party or any sub-series or series of Preferred Shares (including, without limitation, Section 1.1(b), Section 3.5, Section 8.2, Section 8.6, Section 9.1, Section 9.2, Section 11.3, Section 11.4, Section 11.10 and this Section 7.2) shall not be amended or waived without the prior written consent of such Party or a majority in voting power of such affected sub-series or series of Preferred Shares. Any amendment or waiver effected in accordance with this Section 7.2 shall be binding upon the Parties hereto and their respective assigns.

8. CONFIDENTIALITY AND NON-DISCLOSURE

8.1. Disclosure of Terms. The existence, terms and conditions of the Transaction Documents and the Strategic Transaction Documents and any information received by any Investor pursuant to Section 1.1 (collectively, the “Confidential Information”) shall be considered confidential information and shall not be disclosed by any Party to any third party except in accordance with the provisions set forth below; provided that such Confidential Information shall not include any information that is in the public domain other than by reason of the breach of the confidentiality obligations hereunder.

8.2. Press Releases, Etc. Subject to Section 8.6, each Party may disclose the existence of the transactions contemplated under the Series C-3 SSA in a press release jointly approved by the Company and holders of a majority in voting power of the Series C-3 Preferred Shares. No other announcement regarding any of the Confidential Information in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of the other Parties. Notwithstanding anything in this Agreement to the contrary, without the prior written approval of Sequoia, the Group Companies, their shareholders (excluding Sequoia), and the Founders, shall not make or cause to be made, any press release, public announcement or other disclosure to any third party in respect of this Agreement or Sequoia’s subscription of share interest of the Company.

8.3. Permitted Disclosures. Notwithstanding the foregoing, any Party may disclose any of the Confidential Information to its current or bona fide prospective investors, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations. Without limiting the generality of the foregoing, the Investors shall be entitled to disclose the Confidential Information for the purposes of fund reporting or inter-fund reporting or to their respective fund manager, other funds managed by their respective fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investors.

8.4. Legally Compelled Disclosure. In the event that any Party is requested or becomes legally compelled (including, without limitation, pursuant to securities laws and regulations) to disclose any Confidential Information in contravention of the provisions of this Section 8, such Party (the “Disclosing Party”) shall provide the Company and any other Party to whom such Confidential Information relates immediately with written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other Parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by the Company.

8.5. Other Information. The provisions of this Section 8 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the Parties with respect to the transactions contemplated hereby.

8.6. No Use of Name. Except for the permitted disclosures under Section 8.3 hereof:

(a) without the prior written consent of Hillhouse, none of the Parties shall use, publish, reproduce, or refer to the name “Hillhouse”, “高瓴” or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes;

(b) without the prior written consent of BRV, none of the Parties shall use, publish, reproduce, or refer to the name “BlueRun”, “BlueRun Ventures”, “BRV”, “蓝驰”, “ 蓝驰创投” or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes;

(c) without the prior written consent of Sequoia, the Group Companies, their shareholders (excluding Sequoia), and the Founders, shall not use the name or brand of Sequoia or its Affiliate, claim itself as a partner of Sequoia or its Affiliate , make any similar representations;

(d) without the prior written consent of TBP, none of the Parties shall use, publish, reproduce, or refer to the name “TBP”, “Trustbridge”, “挚信资本” or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes;

(e) without the prior written consent of GGV, none of the Parties shall use, publish, reproduce, or refer to the name “GGV”, “GGV Capital”, “纪源资本” or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes; and

(f) without the prior written consent of Tencent, none of the Parties shall be entitled to use, publish or reproduce the name, trademark or logo of Tencent and its Affiliates, including without limitation “Tencent”, “QQ”, “腾讯”, “微信”, “WeChat” or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes, except as may be separately agreed with between a Group Company and an applicable Affiliate of Tencent.

8.7. Notices. All notices required under this section shall be made pursuant to Section 12.1 of this Agreement.

9. PROTECTIVE PROVISIONS.

9.1. Approval of Sub-series of Preferred Shares. In addition to any vote or consent required elsewhere in this Agreement or in the Memorandum and Articles or any of the Company’s contractual obligations or any Applicable Law, no Group Company shall, and the Founders and the Founder HoldCos shall procure that no Group Company shall, directly or indirectly, take the following actions (other than any Exempted Actions) without the prior written approvals of the holders of at least a majority of the voting power of each of the applicable sub-series of Preferred Shares:

(i) amend or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, such sub-series of Preferred Shares; or

(ii) make an amendment to the Memorandum and Articles of the Company that adversely affects the rights of the holders of such sub-series of Preferred Shares or make any alteration, amendment or waiver to any provision of the memorandum and/or the articles or any other charter documents of any other Group Company with respect to the cancellation of or amendment to the rights of such sub-series or series of Preferred Shares, provided, however, that, to the extent approved pursuant to Section 9.3, any authorization, creation or issuance of any shares of any class, series or subseries having preferences superior to or on parity with any Preferred Share shall not be deemed to adversely affect the rights of the holders of such Preferred Share.

Where any act listed in clauses (i) and (ii) above requires the approval of the Shareholders by ordinary or special resolutions in accordance with the Statute, and if the Shareholders vote in favor of such act but the approval of the holders of at least a majority in voting power of such sub-series of Preferred Shares has not yet been obtained, then the holders of such sub-series of Preferred Shares voting against the resolution shall have the same number of votes as those who vote in favor of such resolution plus one.

9.2. Approval of Xu HoldCo. In addition to any vote or consent required elsewhere in this Agreement or in the Memorandum and Articles or any of the Company’s contractual obligations or any Applicable Law, for so long as Mr. Xu beneficially owns any Shares, no Group Company shall, and the Founders and the Founder HoldCos shall procure that no Group Company shall, directly or indirectly, take any of the following actions (other than any Exempted Actions) without the prior written approval of Mr. Xu:

(i) any action or omission that disproportionately (as compared to other Ordinary Shares in the same class or other Preferred Shares in the same sub-series, as applicable) and adversely affects the rights and preferences of the Ordinary Shares or Preferred Shares, as applicable, beneficially owned by Mr. Xu; or

(ii) make an amendment to the Memorandum and Articles or this Agreement that disproportionately (as compared to other Ordinary Shares in the same class or other Preferred Shares in the same sub-series, as applicable) and adversely affects the rights of Mr. Xu as a beneficial owner of Ordinary Shares or Preferred Shares, as applicable, provided, however, that, to the extent approved pursuant to Section 9.3, any authorization, creation or issuance of any shares of any class, series or sub-series having preferences superior to or on parity with any Ordinary Share or Preferred Share beneficially owned by Mr. Xu shall not be deemed to adversely affect the rights of Mr. Xu as a beneficial owner of such Ordinary Share or Preferred Share.

Where any act listed in clauses (i) and (ii) above requires the approval of the Shareholders by ordinary or special resolutions in accordance with the Statute, and if the Shareholders vote in favor of such act but the approval of Mr. Xu has not yet been obtained, then Mr. Xu (or the Person through which Mr. Xu holds his Shares) shall have the same number of votes as those who vote in favor of such resolution plus one.

9.3. Shareholder Approval. In addition to any vote or consent required elsewhere in this Agreement or in the Memorandum and Articles or any of the Company’s contractual obligations or any Applicable Law, no Group Company shall, and the Founders and the Founder HoldCos shall procure that no Group Company shall, directly or indirectly, take the following actions (other than any Exempted Actions) without the prior written approvals of (i) the holders of a majority of the voting power of the Preferred Shares (including Ordinary Shares issued upon conversion of Preferred Shares) (voting as a single class and on as-converted basis), and (ii) the holders of a majority of the voting power of the Ordinary Shares:

(i) in any series of shares, decrease the share capital of any Group Company, or create or authorize the creation of, or issue or obligate itself to issue, securities or debts of any Group Company, in the amount of US$10,000,000 or above, other than adopting any share option or incentive plan or issuing any equity-based awards thereunder in accordance with Sections 9.3(xxi) and 9.4(i);

(ii) take any action that authorizes, creates or issues any shares of any class of shares having preferences superior to or on a parity with the preferences of any Preferred Shares then outstanding;

(iii) increase or decrease the size of the Board;

(iv) engage in any transaction with a Related Party with an aggregate value in excess of US$1,000,000 in a financial year;

(v) sell, transfer or dispose of assets (except for any sale, transfer or disposal of the assets of the Group Company in ordinary course of business (x) consistent with past practices or (y) in connection with factoring business) with an accumulated aggregate value in excess of US$10,000,000 in a financial year;

(vi) make any capital expenditure in excess of US$10,000,000 higher than the amount therefor included in the annual or quarterly budget approved by the Board;

(vii) engage in any transaction of merger or acquisition with a value in excess of US$10,000,000;

(viii) provide any guarantee for the benefit of a third party, other than guarantees provided to secure any loans, debt securities or borrowings permitted or approved under Section 9.3(ix) and guarantees permitted or approved under Section 9.4(viii);

(ix) incur any loans or issue any debt securities or make any borrowings in a single transaction or a series of transactions relating to the same subject matter in excess of US$2,000,000 higher than the amount therefor included in the annual or quarterly budget approved by the Board;

(x) cease to conduct or carry on any material business of the Group Companies substantially as now conducted, or materially change its business;

(xi) declare or make any distribution of profits amongst the shareholders by way of dividend in cash or specie (interim and final), capitalization of reserves or otherwise;

(xii) adopt accounting standards other than the Applicable Accounting Standards, or materially amend the accounting policies previously adopted or change the financial year of any Group Company, except as required by auditors, Applicable Laws or accounting standards;

(xiii) appoint or change to a non-Big Four auditor for any Group Company, which auditor shall in any event be an internationally reputable accounting firm;

(xiv) sell, transfer, license, charge, encumber or otherwise dispose of any material trademarks, material patents or other material intellectual property owned by any Group Company;

(xv) pass any resolution or take any action for the winding up, termination or similar insolvency or bankruptcy proceedings of any Group Company or undertake any merger, reconstruction or liquidation exercise or make any composition or arrangement with creditors concerning any Group Company or apply for the appointment of a receiver, manager or judicial manager or like officer;

(xvi) dispose of or dilute the Company’s interest, directly or indirectly, in any other Group Company;

(xvii) approve any transfer of shares in any Group Company other than the Company, except any transfer of shares contemplated by the Transaction Documents or the Strategic Transaction Documents;

(xviii) subject to the first sentence of Section 1.3, appoint, remove or replace the CEO and/or the chief financial officer of the Company;

(xix) amend, supplement or terminate the Restated Controlling Documents in any way (other than to correct any clerical errors);

(xx) the consummation of an initial public offering that is not a Qualified Public Offering; or

(xxi) increase the number of shares reserved or otherwise issuable under the share option or incentive plan of the Group Company, if the aggregate increase during any fiscal year (a) would be greater than 6% of the excess of (x) the number of shares already issued, reserved for issuance or otherwise issuable under such share option or incentive plan of any Group Company as of the beginning of such fiscal year over (y) 90,578,447, or (b) would cause the excess of (x) the cumulative number of shares already issued, reserved for issuance or otherwise issuable under all share option and incentive plans of the Group Companies, over (y) 90,578,447 to exceed 10% of the fully-diluted share capital of the Company.

Where any act listed in clauses (i) through (xxi) above requires the approval of the Shareholders by ordinary or special resolutions in accordance with the Statute, and if the Shareholders vote in favor of such act but the approval of the holders of at least a majority of the voting power of the Preferred Shares (including Ordinary Shares issued upon conversion of Preferred Shares) (voting as a single class and on as-converted basis) and the approval of the holders of at least a majority of the voting power of the Ordinary Shares have not yet been obtained, then the holders of the then outstanding Ordinary Shares or Preferred Shares, as applicable, voting against the resolution shall have the same number of votes as those holders of Ordinary Shares or Preferred Shares, as applicable, who vote in favor of such resolution plus one.

9.4. Special Director Approval. No Group Company shall, and the Founders and the Founder HoldCos shall procure that no Group Company shall, directly or indirectly, take the following actions (other than any Exempted Actions and any actions provided for in the Group Companies’ annual budget, including any capital expenditure plan) without the affirmative vote of at least a majority of the Directors then in office in a resolution duly adopted by the Board; provided however, that the Chairman shall be entitled to exercise his additional vote pursuant to Section 1.2(c) if there are six (6) affirmative votes in respect of such matter (including the Chairman’s vote but not counting his additional vote) and such matter shall be deemed duly approved under this Section 9.4:

(i) except pursuant to a resolution of the Compensation Committee, alter the terms of any bonus or profit sharing scheme or any employee share option plan or share participation schemes, increase the number of shares reserved or otherwise issuable under any share option or incentive plan of any Group Company, or issue any equity-based awards to any individual;

(ii) approve the Group Companies’ annual budget including any capital expenditure plan;

(iii) establish any new direct or indirect Subsidiary of any Group Company or any Subsidiary or affiliated company of any Group Company, merge or consolidate with another entity or enter into any partnership, profit sharing agreement or joint venture or acquire any material stock or assets of another entity, other than in connection with an internal restructuring approved by the Board;

(iv) acquire any business, share capital or other securities or assets of any entity, or incur any commitment to acquire any business, share capital or other securities or assets of any entity, in each case, in excess of US$2,000,000 (or its equivalent in other currency or currencies) at any time in respect of any single transaction or a series of related transactions;

(v) borrow any money or obtain any debt facilities in excess of US$1,000,000, except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business;

(vi) create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating charge, mortgage encumbrance or other security) on all or any of the capital, undertaking, property, assets or rights of any Group Company, except for the purpose of securing borrowings or debt facilities from banks or other financial institutions permitted or approved pursuant to Section 9.4(v);

(vii) approve or make adjustments or modifications to terms of transactions involving the interest of (x) any Group Company, on the one hand, and (y) any director, shareholder or officer of any Group Company or any of their respective Affiliates, on the other hand, with a value in excess of US$1,000,000, including but not limited to the entry into any agreement to which two or more Group Companies are parties, the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director, shareholder or officer of any Group Company;

(viii) approve the making of any loan or advance or give any credit or any financial assistance by any Group Company to any third party in excess of US$2,000,000 (or its equivalent in other currency or currencies), or provide any guarantee by any Group Company for the benefit of any third party in excess of US$2,000,000, other than guarantees permitted to secure any borrowings or debt facilities permitted or approved pursuant to Section 9.4(v) and other than any loans, advances, credit or financial assistance given to, or guarantee, for the benefit of, merchants and/or customers on the Group Companies’ e-commerce platform in the ordinary course of business and in compliance with the Group Companies’ risk management policies and practices and all Applicable Laws;

(ix) sign any operating lease or real estate rental with annual rental commitment in excess of US$500,000 (or its equivalent in other currency or currencies);

(x) make capital expenditures of any item in excess of US$2,000,000 in any single transaction or a series of related transactions in any financial year of any Group Company;

(xi) sell, transfer or dispose of assets (except for those sale, transfer or disposal of the assets of the Group Company in ordinary course of business consistent with past practices) with an accumulated aggregate value in excess of US$2,000,000 in a financial year; or

(xii) subject to the first sentence of Section 1.3, appoint, remove or settle the terms of appointment of any Group Company’s managing director, president, chairman, chief executive officer, chief operating officer, or chief financial officer or any other employee, in each case, with a total annual compensation of US$150,000 or more (or its equivalent in other currency or currencies).

9.5. Approval of Qualified Public Offering. Notwithstanding anything to the contrary contained herein, no votes, approvals, or consents of the Board or any Shareholders, other than approval of a majority of the Board, shall be required for the Company to consummate, and take the necessary steps to consummate, a Qualified Public Offering.

9.6. Termination. Section 9 shall automatically terminate upon the consummation of a Qualified Public Offering.

10. UNITED STATES TAX MATTERS.

10.1. Treatment as a Corporation. None of the Group Companies will take any action inconsistent with its treatment of the Company as a corporation for United States federal income tax purposes or elect to be treated as an entity other than a corporation for United States federal income tax purposes.

10.2. Tax Residency. The Company shall use, and shall cause each of its Subsidiaries to use, its best efforts to arrange its management and business activities in such a way that the Company and each of its Subsidiaries are not treated as residents for tax purposes, or is otherwise subject to income tax in, a jurisdiction other than the jurisdiction in which they have been organized.

10.3. PFIC. The Company shall use its best effort to avoid future status of the Company or any of its Subsidiaries as a passive foreign investment company (“PFIC”). Within forty-five (45) days from the end of each taxable year of the Company, the Company shall determine, in consultation with a reputable accounting firm, whether the Company or any of its Subsidiaries was a PFIC in such taxable year (including whether any exception to PFIC status may apply) or if there is a likelihood of any such entity being classified as a PFIC for any taxable year. If the Company determines that the Company or any of its Subsidiaries was a PFIC in such taxable year (or if a governmental authority or an Investor informs the Company that it has so determined) or that there is a likelihood of any such entity being classified as a PFIC for any taxable year, it shall, within sixty (60) days from the end of such taxable year, notify each Preferred Holder such status or risk, as the case maybe, and provide the following information to each direct or indirect Preferred Holder (a “PFIC Shareholder”): (i) all information reasonably available to the Company to permit such PFIC Shareholder to (a) accurately prepare its US tax returns and comply with any other reporting requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a PFIC and (b) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Internal Revenue Code), with respect to the Company (or any of its Subsidiaries); and (ii) a completed “PFIC Annual Information Statement” as described under Treasury Regulation Section 1.1295-1(g). The Company shall be required to provide the information described above to an indirect Preferred Holder only if the relevant Preferred Holder requests in writing that the Company provide such information to such indirect Preferred Holder.

10.4. CFC. Each of the Founders represents that such Person is not a United States Person and such Person is not owned, wholly or in part, directly or indirectly, by any United States Person. Each of the Founders shall provide prompt written notice to the Company of any subsequent change in its United States Person status. The Company shall use its best efforts to avoid future status of the Company or any of its Subsidiaries as a controlled foreign corporation (“CFC”). Upon written request of a Preferred Holder from time to time, the Company will promptly provide in writing such information concerning its shareholders sufficient for such Preferred Holder to determine whether the Company is a CFC. In the event that the Company does not have in its possession all the information necessary for the Preferred Holder to make such determination, the Company shall promptly procure such information from its shareholders. Upon receipt of such information request from the Company, each Shareholder of the Company will use its commercially reasonable efforts to cooperate with the Company and provide the information to the extent necessary; provided that no Shareholder of the Company shall be required to provide any information in breach of its confidentiality obligations owed to its investors, shareholders, partners, interest holders or any other party. The Company shall, (i) upon written request of a Preferred Holder, furnish on a timely basis all information requested by such holder to satisfy its (or any indirect United States Investor’s) United States federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a CFC. The Company and each of its Subsidiaries shall use their commercially reasonable best efforts to avoid generating for any taxable year in which the Company or any of its Subsidiaries is a CFC, income that would be includible in the income of such Preferred Holder (or any indirect United States Investor) pursuant to Section 951 of the Internal Revenue Code.

10.5. Record-Keeping. The Company shall comply and shall cause each of its Subsidiaries to comply with all record-keeping, reporting, and other requirements that a Preferred Holder inform the Company are necessary to enable such holder to comply with any applicable United States tax rules. The Company shall also provide each Preferred Holder with any information reasonably requested by such Preferred Holder to enable such holder to comply with any applicable United States tax rules.

11. OTHER UNDERTAKINGS

11.1. Certain Taxes.

(a) Except as otherwise specifically provided herein or in the other Transaction Documents, any and all Taxes arising out of the transactions contemplated by the Strategic Transaction Documents (the “Strategic Transaction”) shall be borne and paid by the party that incurs such Taxes.

(b) Except as may be required by Applicable Law or any PRC Tax Government Authority, the Company shall not submit any document or settle any Tax payment to any PRC Tax authorities on behalf of any Shareholder without obtaining the prior written consent of such Shareholder. If any Shareholder intends or is required to make any Tax filing or reporting with any PRC Tax Government Authority in respect of the Strategic Transaction (other than the HIGO Loans), such Shareholder shall (i) notify the Company in writing reasonably in advance, (ii) appoint the Company (or another Group Company designated by the Company) as such Shareholder’s sole Tax filing agent for such purpose and authorize the Company or another Group Company designated by the Company (and/or the external Tax filing agent engaged by the Company or such other Group Company for such purpose) to prepare and make such filings, (iii) execute and deliver such additional documents, including any powers of attorney and engagement letter, and provide such additional information and materials as necessary or desirable in connection with the foregoing, and (iv) bear its pro rata portion of the fees and expenses incurred in connection with such Tax filings.

(c) To the extent that any Shareholder is required by the relevant PRC Tax Government Authority to pay any Taxes under Circular 698 and/or Notice 7 in connection with the Strategic Transaction (other than transactions in connection with the Carve-out Plan and the HIGO Loans) pursuant to formal Tax return from such Government Authority (the “Selling Taxes”) and such Shareholder (i) has not independently made any Tax filings with any PRC Tax Government Authority in respect of the Strategic Transaction, (ii) has otherwise complied with the provisions of Section 11.1(b), (iii) has not, and its Affiliates and investment funds advised or managed by it or its Affiliates have not, directly or indirectly, made any HIGO Investment, and (iv) has not directly or indirectly Transferred any Equity Securities since the closing of the Strategic Transaction to any Person who is not an Affiliate of such Shareholder, the Company shall, upon the written request of such Shareholder, extend a loan (which shall be USD-denominated and shall not bear any interest absent any default thereunder) to such Shareholder in a principal amount not exceeding the Selling Taxes for such Shareholder (as evidenced by Tax assessment notices issued by the applicable Tax Government Authority), provided, however, that

(i) the full outstanding balance of such loan shall be immediately due and payable (except in the case of subsection (A), where the amount due and payable shall not exceed the amount of cash proceeds received by such Shareholder in such transaction) immediately upon the earliest of (A) any direct or indirect Transfer of all or any part of such Shareholder’s Shares to any Person who is not an Affiliate of such Shareholder, which Transfer results in any cash proceeds received by such Shareholder (a “Disposal Event”), (B) three months after the date on which any lock-up restriction applicable to such Shareholder in connection with a Qualified Public Offering expires, or in the absence of such lock-up restriction, nine months after the date of completion of a Qualified Public Offering (each, an “IPO Event”), (C) the fourth anniversary of the funding of such loan (which date may be extended once for an additional term of two years by such Shareholder by written notice to the Company at least six months prior to such date, and may be extended by the Company by written notice to such Shareholder at any time prior to such loan becoming due) (as extended, the “Loan Outside Date”), (D) such Shareholder, or its Affiliates or investment funds advised or managed by it or its Affiliates, having made any HIGO Investment, directly or indirectly, and (E) any liquidation, bankruptcy or winding-up of such Shareholder;

(ii) the Company shall have no obligation to extend such loan from and for so long as the aggregate outstanding principal amount of such loans to all Shareholders has reached US$50,000,000 or if the amount of unrestricted cash of the Group Companies on a consolidated basis at such time (after making such loan) would be less than the amount of the projected cash needs of the Group Companies for the next six months;

(iii) the Company shall have the right to fund the proceeds of such loans directly to the bank account of the PRC Tax Government Authorities, and

(iv) if the valuation of the Shares issued to such Shareholder in connection with the Strategic Transaction (x) implied by the Disposal Event or the IPO Event, or (y) on the Loan Outside Date (if a repayment obligation is triggered and the valuation of such shares as of the Loan Outside Date), as applicable, is less than US$1.0613 per share (as adjusted for stock splits, reverse stock split and other similar events) (such difference in total valuation, the “Shortfall”), the Company shall forgive a portion of such loan equal to any such Shortfall multiplied by the Tax rate applicable under Circular 698/Notice 7 (or successor regulations) as of the date of such Tax filing described above, multiplied by the percentage of such loan that becomes due and payable in connection with the foregoing events, provided, however, that if the foregoing loan forgiveness is in connection with a Disposal Event, such Disposal Event shall be a bona fide transaction on arm’s length terms.

11.2. ESOP. The guidelines of the ESOP shall be determined by the Board (including the consent of all the Preferred Directors). Unless the Board determines otherwise, each option granted under the ESOP after the date hereof shall vest as to 25% of the shares underlying such option on each of the first, second, third and fourth anniversaries of the vesting commencement date (which shall be a date on or after the earlier of the date of grant and the date of employment). Each Shareholder hereby irrevocably consents to the ESOP-related arrangements, including the ESOP Increase, the ESOP Grants, the grant of Rollover Award and the MLS Cash-out (each as defined in the resolutions of the Board adopted on February 3, 2016, on the terms and conditions as approved thereby) and hereby undertakes to grant such additional waivers or consents, and to adopt such additional resolutions (and to cause each Director appointed by it, if any, to grant such consents and/or adopt such resolutions) to the extent necessary or desirable to give full effect of or to implement the foregoing provisions of this Section 11.2.

11.3. Full Time Commitment. Each Founder undertakes and covenants to the Preferred Holders that, as long as he remains an employee of any of the Group Companies, he shall commit all of his business efforts to furthering the businesses of the Group Companies and shall not, without the prior written consent of the Preferred Holders, either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person, (i) possess, directly or indirectly, the power to direct or cause the direction of the management and business operation of any Person (whether through the ownership of any equity interest in such Person, by occupying half or more of the board seats of such Person, by contract, or otherwise); or (ii) devote professional time to carry out the business operation of any Person, in each case of (i) and (ii), other than the Founder HoldCo and any Permitted Transferee of such Founder. For the avoidance of doubt and notwithstanding the foregoing, the service by any Founder as a member of the board of directors (other than an executive director) of any Person or pursuant to temporary consulting arrangements with any Person, and investments by any Founder as a financial investor in (and without such Founder devoting professional time to carry out the business operation of) any Person, shall not be deemed to be in breach of this Section 11.3.

11.4. Non-compete. Each of the Founders and Mr. Xu undertakes to the Preferred Holders that commencing from the date of this Agreement until twenty-four (24) months after the earlier of (x) the date he ceases to be employed by any Group Company and ceases to hold any ownership interest, directly or indirectly, in any Group Companies; and (y) the effective date of a Qualified Public Offering (the “Non-Competition Period”), he will not, without the prior written consent of the Preferred Holders, either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person, directly or indirectly: (i) carry out or engage in any business in direct or indirect competition with, or become a shareholder, director, employee, partner, agent of any Person whose principal business is in direct competition with, the principal businesses of the Group Companies on the date hereof or on the date when the Non-Competition Period begins, provided, however, that the foregoing restrictions shall not prohibit any of the Founders or Mr. Xu from acquiring or owning directly or indirectly, less than one percent (1%) of the outstanding share capital of any Person whose equity securities are listed for trading on a national or international securities exchange; (ii) solicit or entice away or attempt to solicit or entice away from any Group Company, any Person, firm, company or organization who is a customer, client, representative, agent or correspondent of such Group Company or in the habit of dealing with such Group Company. The Company shall procure that each senior management employee will enter into a confidentiality and non-competition agreement in substantially the form of Exhibit II hereto. During the Non-Competition Period, in the event the principal business of any Person directly or indirectly established or managed by any of the Founders or Mr. Xu is in direct or indirect competition with the principal businesses of the Group Companies, such Founder or Mr. Xu shall cause such Person, to disclose any relevant information to the Information Rights Holder upon request and transfer such lawful business, at a nominal price, to the Company or any Subsidiary designated by the Company immediately. For the avoidance of doubt and notwithstanding the foregoing, (i) the service by any Founder or Mr. Xu as a member of the board of directors (other than an executive director) of any Person or pursuant to temporary consulting arrangements with any Person and investments by any Founder as a financial investor in (and without such Founder devoting professional time to carry out the business operation of) any Person, shall not be deemed to be in breach of this Section 11.4, and (ii) this Section 11.4 shall not prohibit Mr. Xu from engaging in businesses conducted by the HIGO Entities or prohibit Mr. Xu or any HIGO Entity from soliciting any employee specifically listed in the Carve-out Plan (which employees, for the avoidance of doubt, shall include without limitation any employee listed in any exhibit or schedule to the Carve-out Plan).

11.5. Reporting regarding Financial Services Business. As soon as reasonably practicable after any occurrence of (i) the undertaking by any Group Company of a material new line of financial services business, and (ii) any material change to the manner in which the existing financial services businesses of the Group Companies are conducted, including but not limited to, any existing business that involves the provision of any advances, guarantee, credit or financial assistance to the merchants and/or customers on such Group Company’s e-commerce platform, the Company shall report such occurrence to the Directors and shall provide the Directors with such additional information as is reasonably necessary to enable the Directors to assess the implications of such occurrence and, if applicable, give guidance to the Company in respect of such occurrence.

11.6. Most Favored Nation Provision. Prior to the consummation of a Qualified Public Offering, the Company and the Founders shall procure that the Preferred Holders benefit from and be granted right of participation, rights of first refusal and co-sale rights at all times that are senior to or at least pari passu with any other subsequent investor in the Company.

11.7. Normal Business Activities. The Company acknowledges that Hillhouse, Tencent and their respective Affiliates (including investment funds, Persons or accounts under the management of Hillhouse, Tencent or their respective Affiliates) engage in hedge fund investment and/or private equity investment businesses. Hillhouse, Tencent and their respective Affiliates shall have the right to, and shall have no duty hereunder to refrain from, continue to carry on its normal course of business activities as professional investors. Notwithstanding the foregoing and for the avoidance of doubt, this Section 11.7 shall not be construed to relieve Hillhouse and Tencent of their respective obligations under Sections 1.1(d), 3.5 and 8. Hillhouse, Tencent and their respective Affiliates may from time to time have information on or knowledge of a business opportunity that a Group Company is financially able to undertake, is from its nature in the line or lines of one or more Group Company’s existing or prospective business and is a practical advantage to it, and is one in which a Group Company has an interest or reasonable expectancy (the “Business Opportunity”). Such Business Opportunity may or may not be within the knowledge of the Hillhouse Director or the Tencent Director. The Parties hereto agree, and shall procure that each of the Group Companies agrees, irrevocably that neither the Hillhouse Director nor the Tencent Director shall not be under any duty to disclose any Business Opportunity to the Company or any other Group Company, or permit any Group Company to participate in any Business Opportunity, or to otherwise take advantage of any Business Opportunity, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit the ability of Hillhouse and Tencent to benefit from information related to an actual or potential Business Opportunity or that would require Hillhouse, Tencent, the Hillhouse Director or the Tencent Director to disclose any such information to any Group Company or offer any Business Opportunity to any Group Company.

11.8. Dual-Class Voting. The Parties acknowledge that the super-voting arrangements with respect to the Class C Ordinary Shares contained in the Memorandum and Articles are intended to survive any IPO, subject to requirements of an applicable stock exchange, any modifications that may be mutually agreed prior to such IPO and the restrictions and limitations set out in the Memorandum and Articles.

11.9. Waiver. Each Shareholder, on behalf of itself and its Subsidiaries, Affiliates, directors, commissioners, officers, employees and agents, and predecessors, successors and assigns, releases, remises, resigns, waives and forever discharges the Group Companies and each of their respective subsidiaries, affiliates, directors, commissioners, officers, employees and agents, and predecessors, successors and assigns, from any and all manner of actions, causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, Contracts and agreements, controversies, variances, trespasses, damages, judgments, extents, executions, claims and demands of any nature whatsoever, in law or in equity, of every kind and description, which such Shareholder or its predecessors ever had, now has, or which it or its successors and assigns hereafter can, shall or may have against any Group Companies and the said individuals and or/entities mentioned above in relation to or arising out of such Shareholder’s investment (including any proposed investment) and shareholding in the Company or any Group Company from the beginning of time to and excluding the date hereof, except any such claim arising under and pursuant to any Transaction Document or in the event of fraud.

11.10. Registration of Share Transfers by Mr. Xu. The Company undertakes to Mr. Xu that the Company shall act in good faith and use reasonable best efforts to cause every Transfer of Shares beneficially owned by Mr. Xu to be duly and timely registered on the Company’s register of members and, where applicable, share certificate(s) be issued in accordance with the Memorandum and Articles in connection with such Transfer, provided that Mr. Xu shall comply with all Applicable Law (including, without limitation, those relating to Tax and foreign exchange) in connection with any such proposed Transfer in all material respects, and such Transfer shall be made in compliance of the applicable provisions of this Agreement and the Memorandum and Articles.

11.11. Corporate Practice. The Company represents that it shall not, and shall take commercially reasonable efforts to ensure that any of its Subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents shall not, promise, authorize or make any payment to, or otherwise contribute any item of value, directly or indirectly, to any third party, including any Non-U.S. Official, in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its Subsidiaries and Affiliates to, maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company hereby undertakes to adopt and implement anticorruption policies within 60 Business Days of the date hereof.

11.12. Onshore Equity Transfer and Resignation. As soon as practicable after the date hereof and in any event within thirty (30) days after the Closing, the Additional Individual Parties shall (i) transfer or cause to be transferred all equity interests in the MLS OpCo to a designee of the Company for a nominal amount of consideration (the “Onshore Equity Transfer”), (ii) use his best efforts to cause the legal representative, director, supervisor and senior management positions of each MLS Group Company incorporated in the PRC to be replaced with nominees of the Company (the “Onshore Personnel Replacement”), and (iii) use his best efforts to complete or cause to be completed any and all registrations and filings with Government Authorities in connection with the Onshore Equity Transfer and the Onshore Personnel Replacement. The Company or its applicable Affiliates shall reasonably cooperate with the Additional Individual Parties, and each other Party shall give such reasonable assistance, in order to permit the timely completion of the transactions contemplated by this Section 11.12. Concurrently with the Onshore Equity Transfer, the Founders or other designees of the Company, the relevant Group Companies and the Additional Individual Parties shall amend the Restated Controlling Documents to reflect the Onshore Equity Transfer.

11.13. Adherence to this Agreement by Additional Investor. The Parties acknowledge and agree that, upon the due execution and delivery of the Joinder Agreement and the Adherence Letter (as defined in and attached to the Series C-3 SSA), an Additional Investor (as defined in the Series C-3 SSA) shall become a party to, and to be bound by, this Agreement, and shall have all the rights and obligations of a holder of the Series C-3 Preferred Shares under this Agreement upon its Additional Closing (as defined in the Series C-3 SSA).

12. GENERAL PROVISIONS

12.1. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other Party, upon delivery; (b) when sent by facsimile at the number set forth in Schedule C hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other Party as set forth in Schedule C; or (d) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the other Parties as set forth in Schedule C with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed but the absence of such confirmation shall not affect the validity of any such communication. A Party may change or supplement the addresses set forth in Schedule C, or designate additional addresses, for purposes of this Section 12.1 by giving the other Party written notice of the new address in the manner set forth above.

12.2. Entire Agreement. This Agreement and the other Transaction Documents, together with all the schedules, exhibits, annexes and appendices hereto and thereto, constitute and contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and thereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between two or more of the Parties respecting the subject matter hereof and thereof. For the avoidance of doubt and notwithstanding the foregoing, Section 11.4 supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between two or more of the Parties respecting the non-competition or non-solicitation obligations of Mr. Xu and of Xu HoldCo. The Prior Shareholders Agreement is hereby amended, restated, replaced, and superseded in its entirety by this Agreement.

12.3. Governing Law. This Agreement shall be governed by and construed exclusively in accordance the laws of Hong Kong.

12.4. Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the Parties’ intent in entering into this Agreement.

12.5. Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the Parties and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

12.6. Successors and Assigns. Subject to the provisions of Section 7.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Parties hereto.

12.7. Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.

12.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

12.9. Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Shares or a specific price per Share, then, upon the occurrence of any subdivision, consolidation, share dividend or similar events of such Shares, the specific number of Shares or specific price per Share so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding Shares of such class or series of Shares by such subdivision, consolidation, share dividend or similar events.

12.10. Aggregation of Shares. All Preferred Shares or Ordinary Shares held or acquired by Affiliates of any Person shall be aggregated together with the Preferred Shares or Ordinary Shares, as applicable, held or acquired by such Person for the purpose of determining the availability of any rights of such Person under this Agreement, provided, however, that if so aggregated, the Preferred Shares or Ordinary Shares, as applicable, held or acquired by such Affiliates shall not be counted again for purposes of determining the availability of any rights of such Affiliates under this Agreement.

12.11. Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Memorandum and Articles, the terms of this Agreement shall prevail as among the Parties hereto. The Parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Memorandum and Articles so as to eliminate such inconsistency. For the avoidance of doubt, the Company is not bound by any provision of this Agreement to the extent that it constitutes an unlawful fetter on any statutory power of the Company, without prejudice to the validity of the relevant provision as between the other Parties or the respective obligations on the other Parties as between themselves.

12.12. Dispute Resolution.

(a) Negotiation Between Parties; Mediations. The Parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of the Parties involved in the dispute within thirty (30) days, Section 12.12(b) shall apply.

(b) Arbitration. In the event the Parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled in Hong Kong by arbitration at Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) as present in effect and as may be amended by the rest of this section, which rules are deemed to be incorporated by reference into this subsection (b). The arbitration tribunal shall consist of three (3) arbitrators to be appointed by HKIAC according to the HKIAC Rules. The arbitration shall be conducted in both Chinese and English.

12.13. Incorporation of Provisions from the Memorandum and Articles. The provisions of the Memorandum and Articles shall be incorporated by reference into this Agreement and shall be enforceable as if such provisions were part of this Agreement.

13. DEFINITION

13.1. Certain Definitions. For purposes of this Agreement:

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person, and the term “Affiliated” have the meaning correlative to the foregoing. For the avoidance of doubt, Affiliates of a Person shall include venture capital funds that Control, are Controlled by or under common Control with such Person, whether by virtue of being Controlled by the same general partner or management company or otherwise. Notwithstanding the foregoing, the Parties acknowledge and agree that (i) the name “Sequoia Capital” is commonly used to describe a variety of entities (collectively, the “Sequoia Entities”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and securities trading and (ii) notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not be binding on, or restrict the activities of, any (i) Sequoia Entity outside of the Sequoia China Sector Group or (ii) entity primarily engaged in investment and trading in the secondary securities market. For purposes of the foregoing, the “Sequoia China Sector Group” means all Sequoia Entities (whether currently existing or formed in the future) that are principally focused on companies located in, or with connections to, the People’s Republic of China;

“Applicable Accounting Standard” means, with respect to the Company on a consolidated basis, the International Financial Reporting Standard and, with respect to any other Group Company, International Financial Reporting Standard, PRC GAAP or such other generally accepted accounting principles applicable in the jurisdiction in which such Group Company is incorporated;

“Applicable Law” means, with respect to any Person, all statutes, rules, regulations, Orders or restrictions of any jurisdiction or any instrumentality or agency thereof that is binding upon or applicable to such Person or any assets, rights or properties of such Person;

“BAI” means Bertelsmann Asia Investments AG;

“beneficially own” has the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act, and “beneficial ownership” shall be construed accordingly;

“BRV” means Bluerun Ventures IV, L.P. And BRV Lotus Fund 2012, L.P., collectively;

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banking institutions in Hong Kong, New York, the Cayman Islands and the PRC are authorized or required by law or executive order to close;

“Carve-out Plan” has the meaning ascribed to it in the MGJ Subscription Agreement;

“Circular 698” means Circular No. 698 (国税函[2009]698 号) issued by the PRC State Administration of Taxation on December 10, 2009, titled “Notice on Strengthening the Administration of Enterprise Income Tax on Income Derived from Equity Transfer Made by Non-Resident Enterprise (关于加强非居民企业股权转让所得企业所得 税管理的通知)”, and any amendment, implementing rules, or official interpretation of any of the foregoing or any replacement, successor or alternative legislation having the same subject matter thereof;

“Class A Ordinary Shares” means the Ordinary Shares that are not Class B Ordinary Shares or Class C Ordinary Shares;

“Class B Ordinary Shares” means the Class B-1 Ordinary Shares, Class B-2 Ordinary Shares and Class B-3 Ordinary Shares;

“Class B-1 Ordinary Shares” means initially, the 19,380,900 Ordinary Shares transferred by Mogu Investment Limited to BAI pursuant to a Share Transfer Agreement, dated as of January 24, 2013, by and among the Company, Mogu Investment Limited and BAI, subject to the conversion mechanism set forth in the Memorandum and Articles;

“Class B-2 Ordinary Shares” means, initially, the 41,767,800 Ordinary Shares transferred by Mogu Investment Limited to BAI pursuant to a Share Transfer Agreement, dated as of November 21, 2013, by and among the Company, Mogu Investment Limited and BAI, subject to the conversion mechanism set forth in the Memorandum and Articles;

“Class B-3 Ordinary Shares” means, initially, the 29,342,994 Ordinary Shares transferred by Votion Limited to TBP pursuant to a Share Transfer Agreement, dated as of May 16, 2014, by and among the Company, Votion Limited, TBP and certain other parties thereto, subject to the conversion mechanism set forth in the Memorandum and Articles;

“Class C Ordinary Shares” means, initially, the Ordinary Shares that beneficially owned by the Founders as of the date hereof, subject to the conversion mechanism set forth in the Memorandum and Articles;

“Company Competitor” means any Person named in the list of competitors set forth in Schedule D hereto (as such list may be updated by the Company from time to time pursuant to the terms herein) and any Affiliate of such Person;

“Contract” means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, franchise or license (whether written or oral);

“Control” means the power or authority, whether exercised or not, to direct the business, management and policies of an entity, directly or indirectly, or by effective control whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such entity or power to control the composition of a majority of the board of directors of such entity; the terms “Controlled” and “Control” have the meaning correlative to the foregoing; for the avoidance of doubt, with respect to any Operating Company, Control includes any control exercised through the Restated Controlling Documents;

“Equity Securities” means any Ordinary Shares or any Ordinary Share Equivalents;

“ESOP” means the Global Share Plan of the Company adopted by the Board and the Shareholders on September 1, 2011, as amended or amended and restated from time to time;

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute;

“Exempted Actions” means any action specifically contemplated or expressly permitted by the Transaction Documents or the Strategic Transaction Documents, including in any schedules or exhibits thereto;

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. § 78dd-1, et seq.;

“Form F-3” means such respective form under the Securities Act or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC;

“GGV” means GGV Capital IV L.P. and GGV Capital IV Entrepreneurs Fund L.P., collectively;

“Government Authority” means supranational, national, federal, state, municipal or local court, administrative body or other governmental or quasi-governmental entity or authority with competent jurisdiction exercising legislative, judicial, regulatory or administrative functions of or pertaining to supranational, national, federal, state, municipal or local government, including any department, commission, board, agency, bureau, subdivision, instrumentality or other regulatory, administrative, judicial or arbitral authority, and any securities exchange on which the securities of any Party or its Affiliates are listed;

“Group Companies” means the Company and all of its Controlled Affiliates from time to time, including the MLS Group Companies;

“HIGO Entities” has the meaning ascribed to it in the MGJ Subscription Agreement;

“HIGO Investment” means any investment in any debt or equity securities (including any securities convertible into, exercisable for or exchangeable for equity securities) of, or any loan (other than the HIGO Loans) to, any HIGO Entity;

“HIGO Loan Agreements” means the loan agreement, dated as of February 3, 2016, by and among 腾讯科技 (深圳) 有限公司, 北京乐呵互动信息技术有限公司, and the other guarantor parties thereto, the loan agreement, dated as of February 3, 2016, by and among THL X Limited, Lehe Interactive, Inc. and Easyworks Holdings Limited, the share charge, dated as of February 3, 2016, by and between Easyworks Holdings Limited and THL X Limited, and the deed of acknowledgment and loan arrangements, dated as of February 3, 2016, by and among the parties thereto, in each case, as may be amended from time to time;

“HIGO Loans” means, collectively, the loans provided by Tencent to three HIGO Entities in an aggregate principal amount of approximately US$5,000,000 (or the equivalent value in RMB) pursuant to the HIGO Loan Agreements;

“Hillhouse” means Hillhouse MGJ Holdings Limited and Hillhouse MLS Holdings Limited, collectively;

“Hillhouse Director” means the Director, if any, appointed by Hillhouse pursuant to the terms and conditions herein;

“Holder” means any party to this Agreement who owns Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under Section 2 have been duly assigned in accordance with this Agreement;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Initial Closing” has the meaning ascribed to it in the Series C-3 SSA;

“Legal Proceeding” means any judicial, administrative or arbitral actions, suits, proceedings or investigations (whether civil or criminal, judicial or administrative, at law or in equity, or public or private) by or before a Government Authority;

“Liability” means any indebtedness, liability or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), including those arising under any Applicable Law, Order, Legal Proceeding or Contract and including all costs and expenses relating thereto;

“Memorandum and Articles” means the Twelfth Amended and Restated Memorandum and Articles of Association of the Company;

“MGJ Subscription Agreement” means the Share Subscription Agreement, dated as of February 3, 2016, by and among the Company, certain Investors and other parties thereto;

“MLS Group Companies” means MLS and its Controlled Affiliates from time to time, collectively, and each a “MLS Group Company”;

“Mr. Chen” means Mr. Chen Qi (陈琪);

“Mr. Xu” means Mr. Xu Yirong (徐易容);

“New Securities” means any Equity Securities issued by the Company after the date hereof other than those issued or issuable:

(a) upon the conversion of the Preferred Shares authorized herein or the exercise, conversion or exchange of any other Ordinary Share Equivalents outstanding as of immediately after the Closing;

(b) to officers, Directors, employees, and consultants of the Company pursuant to the ESOP and in accordance with this Agreement;

(c) as a dividend or distribution on Preferred Shares to account for any event for which adjustment is made pursuant to Article 16(g) or Article 16(h) of the Memorandum and Articles;

(d) in connection with any share split, share dividend, reclassification, recapitalization or other similar event;

(e) pursuant to a Qualified Public Offering;

(f) pursuant to the acquisition of another Person by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other Person, or fifty percent (50%) or more of the equity ownership or voting power of such other Person, approved in accordance with Section 9;

(g) to banks, equipment lessors or other financial institutions pursuant to a debt financing or commercial leasing transaction approved by the members of the Board, including the affirmative vote of a majority of the Preferred Directors;

(h) in connection with any settlement of any action, suit, proceeding or litigation approved by the Board, including the affirmative vote of a majority of the Preferred Directors;

(i) to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board, including the affirmative vote of a majority of the Preferred Directors, provided that such suppliers or third party service providers shall not be a Related Party; or

(j) in connection with any Exempted Action.

“Non-U.S. Official” means (i) officers, employees and other persons working in an official capacity on behalf of any branch of a government at any level or any department or agency thereof; (ii) members of political parties, political party officials and candidates for political office; (iii) directors, officers and employees of wholly or partially state-owned, state-controlled or state-operated enterprises; and (iv) officers, employees and other persons working in an official capacity on behalf of any public international organization, such as the United Nations or the World Bank;

“Notice 7” means Bulletin No. 7 issued by the PRC State Administration of Taxation on February 3, 2015, titled “Bulletin on Certain Questions relating to the Enterprise Income Tax of Indirect Transfers of Assets by Non-Resident Enterprises (关于非居民企业间 接转让财产企业所得税若干问题的公告)”, and any amendment, implementing rules, or official interpretation of any of the foregoing or any replacement, successor or alternative legislation having the same subject matter thereof;

“Operating Companies” means the MGJ OpCo and the MLS OpCo;

“Order” means any written order, injunction, judgment, decree, legally binding notice, ruling, writ, assessment or arbitration award of a Government Authority;

“Ordinary Share Equivalents” means rights, options or warrants to subscribe for, purchase or otherwise acquire Ordinary Shares or securities of any type whatsoever that are, or may become, convertible into, exchangeable for or exercisable for Ordinary Shares, including the Preferred Shares;

“Ordinary Shares” means the ordinary shares in the capital of the Company with a par value US$0.00001 per share each, consisting of the Class A Ordinary Shares, the Class B Ordinary Shares and the Class C Ordinary Shares;

“Person” means any individual or any partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity;

“Pingan” means Pingan eCommerce Limited Partnership and/or its Affiliates;

“PRC” means the People’s Republic of China, which for the purpose of this Agreement does not include the special administrative regions of Hong Kong, Macao, and Taiwan;

“Preferred Holders” means the holders of Preferred Shares and holders of Ordinary Shares issued upon conversion of any Preferred Shares, in each case, who are parties to this Agreement;

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares, collectively;

“Pro Rata Share” means, with respect to any Participation Rights Holder, the ratio of (a) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis, and not including any Class A Ordinary Shares beneficially owned by Mr. Xu or his Permitted Transferees and any Class B Ordinary Shares) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares held by all of the Participation Rights Holders (calculated on a fully-diluted and as-converted basis, and not including any Class A Ordinary Shares beneficially owned by Mr. Xu or his Permitted Transferees and any Class B Ordinary Shares), in each case immediately prior to the issuance of New Securities giving rise to the Right of Participation;

“Qiming” means Qiming Venture Partners III, L.P. and Qiming Managing Directors Fund III, L.P., collectively;

“Qualified Public Offering” means (i) a firm commitment underwritten public offering of the Ordinary Shares of the Company (or an alternative listing vehicle for all or substantially all of the business of the Group Companies) made pursuant to an effective registration statement under the Securities Act (or equivalent offering documents under the applicable securities law of another jurisdiction, as applicable) on the New York Stock Exchange, the Nasdaq Global Market, the Hong Kong Stock Exchange, the Shanghai Stock Exchange or the Shenzhen Stock Exchange, or (ii) an offering or listing substantially equivalent to the foregoing on another stock exchange that is acceptable to holders of at least a majority of the voting power of the Preferred Shares (including Ordinary Shares issued upon conversion of Preferred Shares) (voting as a single class and on as-converted basis) and holders of at least a majority of the voting power of the Ordinary Shares and, in each case of subsection (i) and subsection (ii) above, with aggregate proceeds to the Company (before deduction for underwriters’ discounts, commissions and expenses relating to the issuance, including without limitation fees of the underwriters’ counsel), together with aggregate proceeds to the Company from any private placements conducted substantially concurrently with the offering or listing referred to in subsection (i) or (ii) above, not less than US$200,000,000 and valuation of the Company immediately prior to the closing of such offering not less than (x) US$3,500,000,000 (in the event that such public offering is consummated after December 31, 2019) or (y) US$1,500,000,000 (in the event that such public offering is consummated on or prior to December 31, 2019);

“Registrable Securities” means: (1) any Ordinary Shares of the Company issued or issuable pursuant to conversion of any Preferred Shares, (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (1), or (3) any other Ordinary Shares of the Company owned or hereafter acquired by the holder(s) of Preferred Shares (including, without limitation, Ordinary Shares of the Company beneficially owned or hereafter acquired, directly or indirectly, by Mr. Xu). Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a Person in a transaction in which rights under Section 2 are not validly assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or the analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or the analogous rule of another jurisdiction;

“Registrable Securities then Outstanding” means, as of any given time, the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding, or issuable upon conversion or exercise of any warrant, right or other security then outstanding;

“Registration” refer to a registration effected by filing a registration statement which is in a form which complies with the Securities Act, and is declared effective by the SEC; the terms “register” and “registered” have the meaning correlative to the foregoing;

“Registration Expenses” means all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for all the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), and expenses incurred by a Holder upon the Company’s or an underwriter’s request, but for the avoidance of doubt, excluding any Selling Expenses;

“Related Party” means any Founder, Founder HoldCos, officer, director or senior management employee of any Group Company or any Affiliate of the foregoing;

“Relevant Majority Approval” means the approval of (i) holders of a majority in voting power of the Series C Preferred Shares and Series B Preferred Shares, in each case, including any Ordinary Shares issued upon the conversion of such Preferred Shares, voting as a single class and on as-converted basis, and (ii) holders of a majority in voting power of the Series A Preferred Shares, including any Ordinary Shares issued upon the conversion of such Preferred Shares, voting as a single class and on as-converted basis;

“Restated Controlling Document” has the meaning ascribed to it in the MGJ Subscription Agreement;

“RMB” means Renminbi, the lawful currency of the PRC;

“SEC” means the U.S. Securities and Exchange Commission;

“Securities Act” means the United States Securities Act of 1933, as amended from time to time, including any successor statutes;

“Selling Expenses” means all underwriting discounts, selling commissions and conversion fees with respect to any American Depositary Shares applicable to the sale of Registrable Securities pursuant to Sections 2.2, 2.3 and 2.4 hereof;

“Sequoia” means Sequoia Capital 2010 CV Holdco, Ltd. and SC CHINA GROWTH III CO-INVESTMENT 2014-B, L.P.;

“Series A Preferred Shares” means the Series A-1 Preferred Shares, the Series A-2 Preferred Shares, the Series A-3 Preferred Shares, the Series A-4 Preferred Shares, the Series A-5 Preferred Shares, the Series A-6 Preferred Shares, and the Series A-7 Preferred Shares;

“Series A-1 Preferred Shares” means the Series A-1 preferred shares, par value US$0.00001 per share, of the Company, having the rights, preferences, privileges and restrictions set out in the Memorandum and Articles and this Agreement;

“Series A-2 Preferred Shares” means the Series A-2 preferred shares, par value US$0.00001 per share, of the Company, having the rights, preferences, privileges and restrictions set out in the Memorandum and Articles and this Agreement;

“Series A-3 Preferred Shares” means the Series A-3 preferred shares, par value US$0.00001 per share, of the Company, having the rights, preferences, privileges and restrictions set out in the Memorandum and Articles and this Agreement;

“Series A-4 Preferred Shares” means the Series A-4 preferred shares, par value US$0.00001 per share, of the Company, having the rights, preferences, privileges and restrictions set out in the Memorandum and Articles and this Agreement;

“Series A-5 Preferred Shares” means the Series A-5 preferred shares, par value US$0.00001 per share, of the Company, having the rights, preferences, privileges and restrictions set out in the Memorandum and Articles and this Agreement;

“Series A-6 Preferred Shares” means the Series A-6 preferred shares, par value US$0.00001 per share, of the Company, having the rights, preferences, privileges and restrictions set out in the Memorandum and Articles and this Agreement;

“Series A-7 Preferred Shares” means the Series A-7 preferred shares, par value US$0.00001 per share, of the Company, having the rights, preferences, privileges and restrictions set out in the Memorandum and Articles and this Agreement;

“Series B Preferred Shares” means the Series B-1 Preferred Shares and the Series B-2 Preferred Shares;

“Series B-1 Preferred Shares” means the Series B-1 preferred shares, par value US$0.00001 per share, of the Company, having the rights, preferences, privileges and restrictions set out in the Memorandum and Articles and this Agreement;

“Series B-2 Preferred Shares” means the Series B-2 preferred shares, par value US$0.00001 per share, of the Company, having the rights, preferences, privileges and restrictions set out in the Memorandum and Articles and this Agreement;

“Series C Preferred Shares” means the Series C-1 preferred shares, the Series C-2 Preferred Shares and the Series C-3 Preferred Shares;

“Series C-1 Preferred Shares” means the Series C-1 preferred shares, par value US$0.00001 per share, of the Company, having the rights, preferences, privileges and restrictions set out in the Memorandum and Articles and this Agreement;

“Series C-2 Preferred Shares” means the Series C-2 preferred shares, par value US$0.00001 per share, of the Company, having the rights, preferences, privileges and restrictions set out in the Memorandum and Articles and this Agreement;

“Series C-2 Subscription Agreement” means the Share Subscription Agreement, dated as of February 3, 2016, by and among the Company, Image Future Investment (HK) Limited and other parties thereto;

“Series C-3 Preferred Shares” means the Series C-3 preferred shares, par value US$0.00001 per share, of the Company, having the rights, preferences, privileges and restrictions set out in the Memorandum and Articles and this Agreement;

“Shareholders” means the members of the Company set forth in the Company’s register of members from time to time and who are Parties to this Agreement;

“Shares” means the Ordinary Shares and the Preferred Shares, collectively;

“Statute” means the Companies Law (As Amended) of the Cayman Islands;

“Strategic Transaction Documents” means the MGJ Subscription Agreement, the Lily Share Subscription Agreement (as defined under the MGJ Subscription Agreement), the Series C-2 Subscription Agreement, the Amended Articles (as defined under the MGJ Subscription Agreement), the Prior Shareholders Agreement, the Amended Lily Articles (as defined under the MGJ Subscription Agreement), the Carve-out Plan, the Director Indemnification Agreement (as defined under the MGJ Subscription Agreement), the Controlling Document Termination Agreements (as defined under the MGJ Subscription Agreement), the Restated Controlling Documents, the Consulting Agreement (as defined under the MGJ Subscription Agreement) and any other agreement, document or instrument required to be executed and delivered in connection with the transactions contemplated by the MGJ Subscription Agreement, and the Series D Preferred Share Subscription Agreement, dated as of September 30, 2015, by and among the Company, certain Investors and other parties thereto and any other agreement, document or instrument required to be executed and delivered in connection with the transactions contemplated thereby;

“sub-series” means with respect to Preferred Shares, the Series A-1 Preferred Shares, the Series A-2 Preferred Shares, the Series A-3 Preferred Shares, the Series A-4 Preferred Shares, the Series A-5 Preferred Shares, the Series A-6 Preferred Shares, Series A-7 Preferred Shares, the Series B-1 Preferred Shares, the Series B-2 Preferred Shares, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares or the Series C-3 Preferred Shares, as applicable;

“Subsidiary” means, with respect to any Person, any other Person that is Controlled directly or indirectly by such Person;

“Tax” or “Taxes” means (i) in the PRC: (a) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including, without limitation, all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, social insurance (including pension, medical, unemployment, housing, and other social insurance withholding), tariffs (including import duty and import value-added tax), and other taxes, charges, fees, levies, or other assessments of any kind whatsoever as applicable, (b) all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Government Authority in connection with any item described in clause (a) above, and (c) any form of transferor Liability imposed by any Government Authority in connection with any item described in clauses (a) and (b) above, and (ii) in any jurisdiction other than the PRC: all similar Liabilities as described in clause (i) above;

“TBP” means Trustbridge Partners IV, L.P.;

“Tencent” means Tencent Holdings Limited, Tencent Growth Holdings Limited, Image Future Investment (HK) Limited and/or their Affiliates;

“Tencent Competitor” means any of the Persons listed on Schedule E hereto, or any of their respective Subsidiaries or Affiliates at any time and from time to time.

“Tencent Director” means the Director, if any, appointed by Tencent pursuant to the terms and conditions herein;

“Trade Sale” means (i) any acquisition, amalgamation, scheme of arrangement or merger of the Company by or with another entity by means of any transaction or series of related transactions (including, without limitation, any share acquisition, reorganization, merger or consolidation) other than a transaction or series of transactions in which all of the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), in the same proportion as voting securities held by them immediately prior to such transaction, as a result of shares in the Company held by such holders prior to such transaction, more than fifty percent (50%) of the total voting power and economic interest of the total issued and outstanding capital of the Company or such surviving entity immediately after such transaction or series of transactions and (ii) any sale, conveyance, lease or disposition of all or substantially all of the Group Companies’ assets (including by means of an exclusive licensing of all or substantially all of the Group Companies’ intellectual property or similar arrangement) to a third party other than a Group Company;

“Transaction Documents” has the meaning ascribed to it in the Series C-3 SSA;

“TSJ Shareholders” means AIMEI Tech Co. Ltd, DWK Tech Limited, Cherubic Ventures Inc., Source Code AIMEI Linkage L.P., Cornerstone Venture Limited and VISION PLUS CAPITAL FUND LP, collectively;

“USD” means the United States dollar, the lawful currency of the United States; and

“Xu HoldCo” means Easyworks Holdings Limited.

13.2. Terms Defined Elsewhere. For the purposes of this Agreement, the following terms have the meanings specified in the indicated Sections of this Agreement:

Defined Term	Section
Additional Individual Parties	Preamble

Additional Individual Party HoldCos	Preamble

Additional Number	Section 3.2(b)

Agreement	Preamble

Board	Section 1.2(a)

Business Opportunity	Section 11.7

CEO	Section 1.3

CFC	Section 10.4

Chairman	Section 1.2(c)

Company	Preamble

Compensation Committee	Section 1.2(e)

Confidential Information	Section 8.1

Covered Transaction	Section 3.5

Co-Sale Notice	Section 6.1

Co-Sale Pro Rata Portion	Section 6.1(a)

Co-Sale Right Period	Section 6.1

Director	Section 1.2(a)

Disclosing Party	Section 8.4

Disposal Event	Section 11.1(c)(i)

Exercising ROFR Holder	Section 5.2(b)

First Participation Notice	Section 3.2(a)

First Refusal Expiration Notice	Section 5.2(c)

First Refusal Period	Section 5.2(a)

Founders	Preamble

Founder HoldCos	Preamble

HKIAC	Section 12.12(b)

HKIAC Rules	Section 12.12(b)

Information Rights Holder	Section 1.1(a)

Initiating Holders	Section 2.2(b)

Inspection Rights	Section 1.1(c)

Investors	Preamble

IPO	Section 2.11(c)

IPO Event	Section 11.1(c)(i)

Key Group Company	Preamble

Loan Outside Date	Section 11.1(c)(i)

MGJ OpCo	Schedule A-1

MLS	Schedule A-1

MLS OpCo	Schedule A-1

Non-Competition Period	Section 11.4

Offered Shares	Section 5.1

Onshore Equity Transfer	Section 11.12

Onshore Personnel Replacement	Section 11.12

Ordinary Director/Ordinary Directors	Section 1.2(c)

Overallotment New Securities	Section 3.2(b)

Oversubscribing Right Participants	Section 3.2(b)

Participation Rights Holder	Section 3.1

Party/Parties	Preamble

Permitted Transferee	Section 4.4

PFIC	Section 10.3

PFIC Shareholder	Section 10.3

Preferred Director/Preferred Directors	Section 1.2(b)

Prior Shareholders Agreement	Recital (A)

Re-allotment Period	Section 5.2(b)

Re-allotment Share Number	Section 5.2(b)

Request Notice	Section 2.2(a)

Right of Participation	Section 3.1

Right Participant/Right Participants	Section 3.2(b)

ROFR Holder	Section 5.1

ROFR Pro Rata Share	Section 5.2(a)

Second Notice	Section 5.2(b)5.2(a)

Second Participation Notice	Section 3.2(b)

Second Participation Period	Section 3.2(b)

Selling Shareholder	Section 5.1

Selling Taxes	Section 11.1(c)

Series C-3 SSA	Recital (B)

Shortfall	Section 11.1(c)(iv)

Strategic Transaction	Section 11.1(a)

Transfer	Section 4.1

Transfer Notice	Section 5.1

Violation	Section 2.8(a)

— REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK —

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

The Company

For and on behalf of

Meili Inc.

By:	/s/ CHEN Qi
Name:	CHEN Qi
Title:	Director

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holders of Ordinary Shares

For and on behalf of

Elevenhalf MG International Limited

By:	/s/ CHEN Qi
Name: CHEN Qi
Title: Director

For and on behalf of

Elevenhalf MG Holding Limited

By:	/s/ CHEN Qi
Name: CHEN Qi
Title: Director

For and on behalf of

Plus Performance MG Limited

By:	/s/ YUE Xuqiang
Name: YUE Xuqiang
Title: Director

For and on behalf of

Exceed Intelligence Limited

By:	/s/ WEI Yibo
Name: WEI Yibo
Title: Director

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Ordinary Shares

For and on behalf of

AIMEI Tech Co. Ltd

By:	/s/ CHEN Dandan
Name:	CHEN Dandan
Title:	Director

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Ordinary Shares

For and on behalf of

DWK Tech Limited

By:	/s/ DAI Weikang
Name:	DAI Weikang
Title:	Managing Director

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Ordinary Shares

For and on behalf of

Cherubic Ventures Inc.

By:	/s/ Matt Cheng
Name:	Matt Cheng
Title:	Managing Director

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Ordinary Shares

For and on behalf of

VISION PLUS CAPITAL FUND L.P.

By:	/s/ WU Yongming
Name:	WU Yongming
Title:	Director

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holders of Ordinary Shares

For and on behalf of

Cornerstone Venture Limited

By:	/s/ CAO Yi
Name:	CAO Yi
Title:	Authorized Signatory

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Ordinary Shares

For and on behalf of

Spring Wu, Inc.

By:	/s/ WU Shichun
Name:	WU Shichun
Title:	Director

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Ordinary Shares

For and on behalf of

Purple Mountain Holding Ltd.

By:	/s/ Yue Tang
Name:	Yue Tang
Title:	Director

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Ordinary Shares

For and on behalf of

Morningside China TMT Fund II, L.P.

a Cayman Islands exempted limited partnership

By:	MORNINGSIDE CHINA TMT GP II, L.P., a Cayman Islands exempted limited partnership, its general partner

By:	TMT GENERAL PARTNER LTD., a Cayman Islands exempted limited company, its general partner

By:	/s/ Jill Marie FRANKLIN
Name:	Jill Marie FRANKLIN
Title:	Authorized Signatory

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Ordinary Shares

For and on behalf of

SBCVC Fund IV L.P.

By:	/s/ Tianmin Liu
Name:	Tianmin Liu
Title:	Authorized Signatory

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Ordinary Shares, Series A-1 Preferred Shares, Series A-3 Preferred Shares, Series A-5 Preferred Shares, Series A-6 Preferred Shares, Series B-2 Preferred Shares and Series C-2 Preferred Shares

For and on behalf of

Image Future Investment (HK) Limited

By:	/s/ Ma Huateng
Name:	Ma Huateng
Title:	Director

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Ordinary Shares, Series A-1 Preferred Shares, Series A-3 Preferred Shares, Series A-5 Preferred Shares and Series A-6 Preferred Shares

For and on behalf of

Tencent Growth Holdings Limited

By:	/s/ MA Huateng
Name:	MA Huateng
Title:	Director

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Series B-1 Preferred Shares

For and on behalf of

Hillhouse MGJ Holdings Limited

By:	/s/ Colm O’ CONNELL
Name:	Colm O’ CONNELL
Title:	Authorized Signatory

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Ordinary Shares and Series B-2 Preferred Shares

For and on behalf of

Hillhouse MLS Holdings Limited

By:	/s/ Colm O’ CONNELL
Name:	Colm O’ CONNELL
Title:	Authorized Signatory

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Series B-1 Preferred Shares

For and on behalf of

Banyan Partners Fund I, L.P.

By: Banyan Partners Ltd., its General Partner

By:	/s/ Anthony Wu
Name:	Anthony Wu
Title:	Authorized Signatory

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Series B-1 Preferred Shares

For and on behalf of

Tira Company Limited

By:	/s/ Lau Teck SIEN
Name:	Lau Teck SIEN
Title:	Director

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Ordinary Shares, Series A-2 Preferred Shares and Series B-1 Preferred Shares

For and on behalf of

Trustbridge Partners IV, L.P.

By:	/s/ LIN Ning David
Name:	LIN Ning David
Title:	Authorized Signatory

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Ordinary Shares, Series A-2 Preferred Shares, Series A-4 Preferred Shares and Series A-7 Preferred Shares

For and on behalf of

Bertelsmann Asia Investments AG

By:	/s/ Erich KALT
Name:	Erich KALT
Title:	Director

For and on behalf of

Bertelsmann Asia Investments AG

By:	/s/ Rose-Marie Mülli
Name:	Rose-Marie Mülli
Title:	Director

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holders of Series A-4 Preferred Shares, Series A-7 Preferred Shares and Series B-1 Preferred Shares

For and on behalf of

QIMING VENTURE PARTNERS III, L.P.,

a Cayman Islands exempted limited partnership

By:    QIMING GP III, L.P., a Cayman Islands exempted limited partnership,

its General Partner

By:    QIMING CORPORATE GP III, LTD., a Cayman Islands corporation,

its General Partner

By:	/s/ Robert Brian Headley
Name:	Robert Brian Headley
Title:	Partner

For and on behalf of

QIMING MANAGING DIRECTORS FUND III, L.P.,

a Cayman Islands exempted limited partnership

By: QIMING CORPORATE GP III, LTD., a Cayman Islands corporation

By:	/s/ Robert Brian Headley
Name:	Robert Brian Headley
Title:	Partner

Signing Location: Bellevue WA USA

Signature of Witness: /s/ Leslie Backer

Name of Witness: Leslie Backer

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holders of Series B-1 Preferred Shares

For and on behalf of

G LTP LLC

By:	/s/ Seth M. Posternak
Name:	Seth M. Posternak
Title:	Investment Manager
DUMAC, Inc.
Authorized Agent

By:	/s/ Jannine M. LALL
Name:	Jannine M. LALL
Title:	Investment Manager
DUMAC, Inc.
Authorized Agent

For and on behalf of

G ERP LLC

By:	/s/ Seth M. Posternak
Name:	Seth M. Posternak
Title:	Investment Manager
DUMAC, Inc.
Authorized Agent

By:	/s/ Jannine M. LALL
Name:	Jannine M. LALL
Title:	Investment Manager
DUMAC, Inc.
Authorized Agent

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holders of Series B-1 Preferred Shares

For and on behalf of

G JBD LLC

By:	/s/ Seth M. Posternak
Name:	Seth M. Posternak
Title:	Investment Manager
DUMAC, Inc.
Authorized Agent

By:	/s/ Jannine M. LALL
Name:	Jannine M. LALL
Title:	Investment Manager
DUMAC, Inc.
Authorized Agent

For and on behalf of

G HSP LLC

By:	/s/ Seth M. Posternak
Name:	Seth M. Posternak
Title:	Investment Manager
DUMAC, Inc.
Authorized Agent

By:	/s/ Jannine M. LALL
Name:	Jannine M. LALL
Title:	Investment Manager
DUMAC, Inc.
Authorized Agent

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holders of Series A-7 Preferred Shares and Series B-1 Preferred Shares

For and on behalf of

IDG-Accel China Growth Fund III L.P.

By: IDG-Accel China Growth Fund III Associates L.P., its General Partner

By: IDG-Accel China Growth Fund GP III Associates Ltd., its General Partner

By:	/s/ Chi Sing HO
Name:	Chi Sing HO
Title:	Authorized Signatory

For and on behalf of

IDG-Accel China III Investors L.P.

By: IDG-Accel China Growth Fund GP III Associates Ltd., its General Partner

By:	/s/ Chi Sing HO
Name:	Chi Sing HO
Title:	Authorized Signatory

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holders of Ordinary Shares, Series A-5 Preferred Shares, Series A-6 Preferred Shares and Series B-2 Preferred Shares

For and on behalf of

GGV Capital IV L.P.

By: GGV Capital IV L.L.C., its General Partner

By:	/s/ Stephen HYNDMAN
Name:	Stephen HYNDMAN
Title:	Attorney in Fact

For and on behalf of

GGV Capital IV Entrepreneurs Fund L.P.

By: GGV Capital IV L.L.C., its General Partner

By:	/s/ Stephen HYNDMAN
Name:	Stephen HYNDMAN
Title:	Attorney in Fact

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Series C-3 Preferred Shares

For and on behalf of

GGV Capital Select L.P.

By: GGV Capital IV L.L.C., its General Partner

By:	/s/ Stephen HYNDMAN
Name:	Stephen HYNDMAN
Title:	Attorney in Fact

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Ordinary Shares and Series A-1 Preferred Shares

For and on behalf of

EasyBeauties Holdings Limited

By:	/s/ XU Yirong
Name:	XU Yirong
Title:	Director

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Ordinary Shares, Series A-1 Preferred Shares, Series A-3 Preferred Shares and Series A-5 Preferred Shares

For and on behalf of

Roydswell Noble Limited

By:	/s/ ZHUANG Xianqing
Name:	ZHUANG Xianqing
Title:	Director

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Ordinary Shares

For and on behalf of

SCC Lyra Venture Limited

By:	/s/ CAO Yi
Name:	CAO Yi
Title:	Authorized Signatory

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Ordinary Shares, Series A-3 Preferred Shares and Series A-5 Preferred Shares

For and on behalf of

Sequoia Capital 2010 CV Holdco, Ltd.

By:	/s/ Ip Siu Wai Eva
Name:	Ip Siu Wai Eva
Title:	Authorized Signatory

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Series B-2 Preferred Shares

For and on behalf of

SC China Growth III Co-Investment 2014-B, L.P.

By:	/s/ Ip Siu Wai Eva
Name:	Ip Siu Wai Eva
Title:	Authorized Signatory

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Series B-2 Preferred Shares

For and on behalf of

All-Stars Investment Master Fund

By:	/s/ Weidong (Richard) JI
Name:	Weidong (Richard) JI
Title:	Director

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holders of Series C-1 Preferred Shares

For and on behalf of

Pingan eCommerce Limited Partnership

By:	/s/ LIU Shengke
Name:	LIU Shengke
Title:	Director

For and on behalf of

Roc Peace Limited

By:	/s/ LIU Shengke
Name:	LIU Shengke
Title:	Director

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holders of Series C-1 Preferred Shares

For and on behalf of

Tiantu China Consumer Fund I, L.P.

By:	/s/ XU Xiaosheng
Name:	XU Xiaosheng
Title:	Authorized Signatory

For and on behalf of

Tiantu Capital Management Company (Cayman)

By:	/s/ JIANG Xia
Name:	JIANG Xia
Title:	Director

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Series A-1 Preferred Shares, Series A-3 Preferred Shares, Series A-5 Preferred Shares and Series B-2 Preferred Shares

For and on behalf of

Bluerun Ventures IV, L.P.

By: BRV Partners IV, L.P., its: General Partner

By: BRV Partners IV, Ltd., its: General Partner

By:	/s/ John MALLOY
Name:	John MALLOY
Title:	Authorized Signatory

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Ordinary Shares and Series B-2 Preferred Shares

For and on behalf of

BRV Lotus Fund 2012, L.P.

By: BRV Lotus Partners 2012, L.P., its: General Partner

By: BRV Lotus Partners 2012, Ltd., its: General Partner

By:	/s/ Jae Ho Yang
Name:	Jae Ho Yang
Title:	Authorized Signatory

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Ordinary Shares and Series A-5 Preferred Shares

For and on behalf of

ZERO2IPO CHINA FUND II, L.P.

a Cayman Islands exempted limited partnership

By:	/s/ Danny CHUNG
Name:	Danny CHUNG
Title:	Authorized Signatory

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Holder of Series C-3 Preferred Shares

For and on behalf of

Magic Stone Alternative Private Equity Fund, L.P.

By:	/s/ ZENG Yu
Name:	ZENG Yu
Title:	Director

SIGNATURE PAGE TO ELEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT